EXECUTION
                                                                   COUNTERPART


===============================================================================


                           IRON MOUNTAIN INCORPORATED


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of September 26, 1997


                   (Originally dated as of September 30, 1996)



                              ---------------------

                                  $250,000,000
                              ---------------------


                                BANKBOSTON, N.A.
                              THE BANK OF NEW YORK
                       CANADIAN IMPERIAL BANK OF COMMERCE
                              FLEET NATIONAL BANK,
                                as Lead Managers



                             CHASE SECURITIES INC.,
                                   as Arranger

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


===============================================================================

                                TABLE OF CONTENTS

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RECITALS......................................................................................................... 1

Section 1.  Definitions and Accounting Matters..................................................................  1
         1.01  Certain Defined Terms............................................................................  1
         1.02  Accounting Terms and Determinations.............................................................. 23
         1.03  Types of Loans................................................................................... 23

Section 2.  Loans, Etc.......................................................................................... 23
         2.01  Loans............................................................................................ 23
         2.02  Reductions of Commitments........................................................................ 24
         2.03  Fees  24
         2.04  Lending Offices.................................................................................. 25
         2.05  Several Obligations; Remedies Independent........................................................ 25
         2.06  Notes 25
         2.07  Use of Proceeds.................................................................................. 25
         2.08  Letters of Credit................................................................................ 25

Section 3.  Borrowings, Conversions and Prepayments............................................................. 30
         3.01  Borrowings....................................................................................... 30
         3.02  Prepayments and Conversions...................................................................... 30

Section 4.  Payments of Principal and Interest.................................................................. 32
         4.01  Repayment of Loans............................................................................... 32
         4.02  Interest......................................................................................... 32

Section 5.  Payments; Pro Rata Treatment; Computations; Etc..................................................... 33
         5.01  Payments......................................................................................... 33
         5.02  Pro Rata Treatment............................................................................... 34
         5.03  Computations..................................................................................... 34
         5.04  Minimum and Maximum Amounts; Types............................................................... 34
         5.05  Certain Notices.................................................................................. 35
         5.06  Non-Receipt of Funds by the Administrative Agent................................................. 36
         5.07  Sharing of Payments; Waiver of Enforcement Without Consent, Etc.................................. 36
         5.08  Withholding Tax Exemption........................................................................ 37

Section 6.  Yield Protection and Illegality..................................................................... 37
         6.01  Additional Costs................................................................................. 37
         6.02  Limitation on Types of Loans..................................................................... 39
         6.03  Illegality....................................................................................... 40
         6.04  Substitute ABR Loans............................................................................. 40




         6.05  Compensation..................................................................................... 40
         6.06  Capital Adequacy................................................................................. 40
         6.07  Substitution of Lender........................................................................... 41
         6.08  Additional Costs in Respect of Letters of Credit................................................. 41

Section 7.  Conditions Precedent................................................................................ 42
         7.01  Amendment and Restatement Effective Date.  ...................................................... 42
         7.02  Initial and Subsequent Loans..................................................................... 44

Section 8.  Representations and Warranties...................................................................... 45
         8.01  Corporate Existence.............................................................................. 45
         8.02  Information...................................................................................... 45
         8.03  Litigation....................................................................................... 46
         8.04  No Breach........................................................................................ 46
         8.05  Corporate Action................................................................................. 47
         8.06  Approvals........................................................................................ 47
         8.07  Regulations U and X.............................................................................. 47
         8.08  ERISA ........................................................................................... 47
         8.09  Taxes ........................................................................................... 47
         8.10  Subsidiaries; Agreements; Etc.................................................................... 48
         8.11  Investment Company Act........................................................................... 48
         8.12  Public Utility Holding Company Act............................................................... 48
         8.13  Ownership and Use of Properties.................................................................. 49
         8.14  Environmental Compliance......................................................................... 49
         8.15  Solvency......................................................................................... 50
         8.16  Capitalization................................................................................... 50
         8.17  Senior Debt...................................................................................... 51

Section 9.  Covenants........................................................................................... 51
         9.01  Financial Statements and Other Information....................................................... 51
         9.02  Taxes and Claims................................................................................. 53
         9.03  Insurance........................................................................................ 53
         9.04  Maintenance of Existence; Conduct of Business.................................................... 54
         9.05  Maintenance of and Access to Properties.......................................................... 54
         9.06  Compliance with Applicable Laws.................................................................. 55
         9.07  Litigation....................................................................................... 55
         9.08  Indebtedness..................................................................................... 55
         9.11  Fixed Charges Coverage Ratio..................................................................... 57
         9.12  Mergers, Asset Dispositions, Etc................................................................. 57
         9.13  Liens ........................................................................................... 59
         9.14  Investments...................................................................................... 59
         9.15  Restricted Payments.............................................................................. 61
         9.16  Transactions with Affiliates..................................................................... 62
         9.17  Subordinated Indebtedness........................................................................ 62
         9.18  Lines of Businesses.............................................................................. 63
         9.19  Capital Expenditures............................................................................. 63

                                       ii



         9.20  Modification of Other Agreements................................................................. 63
         9.21  Interest Rate Protection......................................................................... 63
         9.22  Certain Obligations Respecting Subsidiaries...................................................... 63
         9.23  Environmental Matters............................................................................ 65
         9.24  Residual Assurances.............................................................................. 65
         9.25  Senior Subordinated Debt......................................................................... 66

Section 10.  Defaults........................................................................................... 66
         10.01  Events of Default............................................................................... 66

Section 11.  The Administrative Agent........................................................................... 69
         11.01  Appointment, Powers and Immunities.............................................................. 69
         11.02  Reliance by Administrative Agent................................................................ 69
         11.03  Defaults........................................................................................ 70
         11.04  Rights as a Lender.............................................................................. 70
         11.05  Indemnification................................................................................. 70
         11.06  Non-Reliance on Administrative Agent and Other Lenders.......................................... 71
         11.07  Failure to Act.................................................................................. 71
         11.08  Resignation or Removal of Administrative Agent.................................................. 71
         11.09  Consents under Basic Documents.................................................................. 72
         11.10  Collateral Sub-Agents........................................................................... 72

Section 12.  Miscellaneous...................................................................................... 72
         12.01  Waiver.......................................................................................... 72
         12.02  Notices......................................................................................... 73
         12.03  Expenses, Etc................................................................................... 73
         12.04  Indemnification................................................................................. 73
         12.05  Amendments, Etc................................................................................. 74
         12.06  Successors and Assigns.......................................................................... 74
         12.07  Confidentiality................................................................................. 75
         12.08  Survival........................................................................................ 76
         12.09  Captions........................................................................................ 76
         12.10  Counterparts; Integration....................................................................... 76
         12.11  Additional Lenders.............................................................................. 76
         12.12  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL................................. 76

                                    Schedules
                                    ---------

SCHEDULE I        -        Commitments; Non-Committing Lenders
SCHEDULE II       -        Subsidiaries; Investments in Joint Ventures
                                      and Other Persons
SCHEDULE III      -        Credit Agreements, Indentures, Leases
SCHEDULE IV       -        Equity Rights
SCHEDULE V        -        Existing Letters of Credit


                                    Exhibits
                                    --------

EXHIBIT A                  -        Form of Note
EXHIBIT B                  -        Form of Subsidiary Guaranty
EXHIBIT C                  -        Form of Company Pledge Agreement
EXHIBIT D                  -        Form of Subsidiary Pledge Agreement
EXHIBIT E                  -        Form of Opinion of Special New York Counsel
                                      to the Company
EXHIBIT F                  -        Form of Opinion of Special New York Counsel
                                      to the Administrative Agent

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 26, 1997, among: IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors, the "Company"); each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto and each lender or financial institution that becomes a "Lender" after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a "Lender" and, collectively, together with their respective successors, the "Lenders"); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of September 30, 1996 (as amended to but excluding the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding $150,000,000. The Company, the Lenders and the Administrative Agent wish to increase the aggregate amount of the Commitments under the Credit Agreement from $150,000,000 to $250,000,000, to amend the Credit Agreement in certain respects and to restate the Credit Agreement as set forth herein.

                  Accordingly, the Company, the Lenders and the Administrative Agent agree that effective on the Amendment and Restatement Effective Date as hereinafter defined, the Credit Agreement is amended and restated to read in its entirety as set forth below:


                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "ABR Loans" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

                  "Acquisition" shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by the Company and/or one or more of its Subsidiaries.

                  "Acquisition Consideration" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Company and its Subsidiaries in connection therewith, inclusive of (a) Stock Consideration and
(b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition, (iii) the principal amount of


                                Credit Agreement
                                ----------------

Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

                  "Additional Expenditures" shall mean, with respect to any Acquisition, amounts expended or to be expended by the Company and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by the Company to be essential for the integration or restructuring of the assets so acquired.

                  "Additional Subordinated Indebtedness" shall mean Indebtedness payable to sellers in connection with Permitted Acquisitions that by its terms is subordinated to the payment of the principal of and interest on the Loans and Reimbursement Obligations.

                  "Adjusted EBITDA" shall mean, for any period, EBITDA for such period, minus the tax provision for such period currently payable.

                  "Administrative Questionnaire" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation and (b) Subsidiary Guarantors shall be deemed not to be Affiliates of the Company or any of the Subsidiary Guarantors.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the


                                Credit Agreement
                                ----------------

Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Amendment and Restatement Effective Date" shall have the meaning assigned to such term in Section 7.01 hereof.

                  "Applicable Commitment Fee Rate" shall mean, at any time, the percentage per annum set forth in the schedule below opposite the Pricing Level in effect at such time:

--------------------------------------------------------------------------

                                      Applicable Commitment
     Pricing Level                          Fee Rate
     -------------                          --------

--------------------------------------------------------------------------

        Level 6                              0.375%

--------------------------------------------------------------------------

        Level 5                              0.375%

--------------------------------------------------------------------------

        Level 4                              0.375%

--------------------------------------------------------------------------

        Level 3                              0.375%

--------------------------------------------------------------------------

        Level 2                              0.300%

--------------------------------------------------------------------------

        Level 1                              0.250%

--------------------------------------------------------------------------


         For purposes of this definition, the "Pricing Level" in effect at any time shall be the level (either Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6) indicated in the schedule set forth in the definition of "Applicable Margin" in this Section 1.01 corresponding to the Applicable Leverage Ratio in effect at such time.


                                Credit Agreement
                                ----------------

                  "Applicable L/C Percentage" shall mean, at any time, the Applicable Margin in effect at such time with respect to Eurodollar Loans (irrespective of whether at the time any Eurodollar Loan is outstanding).

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Leverage Ratio" shall mean, at any time, the Leverage Ratio as at the end of the most recent fiscal quarter of the Company in respect of which financial statements have been delivered by the Company pursuant to either Section 9.01(a) or 9.01(b) hereof; provided that no change in the Applicable Leverage Ratio will take effect until the date five Business Days following receipt by the Administrative Agent of the applicable financial statements.

                  "Applicable Margin" shall mean the rate for the respective Type of Loan set forth below opposite the level (either Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:


                                Credit Agreement
                                ----------------

--------------------------------------------------------------------------------
                          Range of Applicable             Applicable Margin
                            Leverage Ratio                -----------------
                            --------------              ABR         Eurodollar
                                                       Loans           Loans

--------------------------------------------------------------------------------
                                Level 6
                                -------

Greater than 5.50 to 1.00                              1.50%            2.25%
--------------------------------------------------------------------------------
                                Level 5
                                -------

Less than or equal to 5.50 to 1.00 and                 1.00%            1.75%
  greater than 5.25 to 1.00
--------------------------------------------------------------------------------
                                Level 4
                                -------

Less than or equal to 5.25 to 1.00 and                 0.75%            1.50%
  greater than 4.50 to 1.00
--------------------------------------------------------------------------------
                                Level 3
                                -------

Less than or equal to 4.50 to 1.00 and                 0.50%            1.25%
  greater than 3.75 to 1.00
--------------------------------------------------------------------------------
                                Level 2
                                -------

Less than or equal to 3.75 to 1.00 and                 0.25%            1.00%
  greater than 3.25 to 1.00
--------------------------------------------------------------------------------
                                Level 1
                                -------

Less than or equal to 3.25 to 1.00                     0.0%             0.75%

--------------------------------------------------------------------------------

                  "Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.


                                Credit Agreement
                                ----------------

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

                  "Base CD Rate" shall mean the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Basic Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Subsidiary Guaranty and the Security Documents.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York City or Boston, Massachusetts and, where such term is used in the definition of "Quarterly Date" in this Section 1.01 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean expenditures in respect of fixed assets by the Company or any of its Subsidiaries, including the capitalized amount of Capital Lease Obligations incurred during the relevant period, other than (i) expenditures for the restoration or replacement of fixed assets to the extent financed by the proceeds of an insurance policy described in clause (1) of Section 9.03 hereof or through a condemnation award, (ii) Permitted Acquisitions, (iii) Qualifying Sale-Leaseback Transactions (except to the extent any lease of Property by the Company or any of its Subsidiaries in connection therewith would constitute a capital lease), (iv) Additional Expenditures related to Permitted Acquisitions and (v) Large Volume Account Capitalized Expenditures.

                  "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-


                                Credit Agreement
                                ----------------
voting) of such Person's capital stock or other ownership interests, including, without limitation, all common stock and all preferred stock.

                  "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Chase" shall mean The Chase Manhattan Bank and its successors.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Change of Control" shall mean that:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company; or

                  (b) during any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (c) the Company shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Collateral Account" shall mean a cash collateral account in the name and under the control of the Administrative Agent maintained in accordance with the terms of the Security Documents.


                                Credit Agreement
                                ----------------

                  "Commitment" shall mean, as to each Lender, the obligation of such Lender to make Loans, and to issue or participate in Letters of Credit pursuant to Section 2.08 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment" or, in the case of a Person that is party to an assignment permitted under Section
12.06 hereof after the Amendment and Restatement Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.02 or 3.02 hereof).

                  "Commitment Percentage" shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the Commitment of such Lender at such time to (b) the aggregate amount of the Commitments of all of the Lenders at such time.

                  "Commitment Termination Date" shall mean September 30, 2002 (or, if such day is not a Business Day, the next preceding Business Day).

                  "Company Pledge Agreement" shall mean an Amended and Restated Pledge Agreement substantially in the form of Exhibit C hereto between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Company and its Subsidiaries, of (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period, (iii) interest expense for such period, (iv) provision for income taxes for such period, (v) extraordinary losses (including without limitation losses arising from any natural disasters) for such period, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP and (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon minus (c) to the extent included in the calculation of net income for such period, the sum of (i) other income (including interest income) for such period, (ii)


                                Credit Agreement
                                ----------------
extraordinary gains for such period and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon.

                  For the purposes of calculating the ratios set forth in Sections 9.09, 9.10 and 9.11 there may, at the Company's option, be included in EBITDA for any relevant period, on a pro forma basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000. The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such Acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.

                  "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" shall mean all liabilities of the Company and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential which arise under or relate to Environmental Laws.

                  "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                               -----------------

                  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loans, the rate per annum determined by the Administrative Agent to be the average of the rates quoted by the Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of the Interest Period for such


                                Credit Agreement
                                ----------------

Loans for the offering by the Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurodollar Loans of the Reference Lenders to which such Interest Period relates. If any Reference Lender is not participating in any Eurodollar Loans during the Interest Period therefor (pursuant to Section 6.04 hereof or for any other reason), the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loan which such Reference Lender would have made had it been participating in such Loans. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 6.02 shall apply.

                  "Eurodollar Loans" shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                  "Eurodollar Rate" shall mean, for any Eurodollar Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to (i) the Eurodollar Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Reserve Requirement for such Loans for such Interest Period.

                  "Events of Default" shall have the meaning assigned to such term in Section 10.01 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Excluded Subsidiary" shall mean any Subsidiary of the Company principally engaged in the records management business domiciled (within the meaning of the Code) outside the United States of America.

                  "Existing Lender" shall mean each Lender under the Credit Agreement immediately prior to the occurrence of the Amendment and Restatement Effective Date.

                  "Existing Letters of Credit" shall mean, collectively, all letters of credit identified on Schedule V hereto and outstanding on the Amendment and Restatement Effective Date.

                  "Existing Loan" shall mean each Loan (as defined in the Credit Agreement) held by each Existing Lender under the Credit Agreement immediately prior to the effectiveness of the amendment and restatement of the Credit Agreement provided for hereby.


                                Credit Agreement
                                ----------------

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Charges" shall mean for any period the sum of (i) Scheduled Amortization for such period plus (ii) Interest Expense for such period plus (iii) the aggregate amount of Maintenance Capital Expenditures for such period plus (iv) the aggregate amount of non-compete expenses for such period to the extent not capitalized in accordance with GAAP.

                  "Funded Indebtedness" shall mean, without duplication, (a) Indebtedness that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof) and (b) Indebtedness outstanding hereunder.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time consistently applied.

                  "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Substances" shall mean any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including any substance regulated under Environmental Laws.

                  "Indebtedness" shall mean, as to any Person (determined without duplication):


                                Credit Agreement
                                ----------------

                  (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

                  (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

                  (iii)  Capital Lease Obligations of such Person;

                  (iv) obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

                  (v) indebtedness of others of the type described in clauses
         (i) through (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and

                  (vi) indebtedness of others of the type described in clauses
         (i) through (v) above Guaranteed by such Person.

Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

                  "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest, and excluding amortization of debt discount and expense and interest paid in kind.

                  "Interest Period" shall mean, with respect to any Eurodollar Loans, the period commencing on the date such Loans are made or converted from ABR Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second, third, sixth or (if acceptable to all Lenders) twelfth calendar month thereafter, as the Company may select as provided in Section 5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:


                                Credit Agreement
                                ----------------

                 (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

                  (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                  (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loans shall not be available hereunder for such period.

                  "Interest Rate Agreement" shall mean (i) an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Company and one or more of the Lenders or (ii) an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Company and one or more financial institutions (other than a Lender) approved by the Administrative Agent (which approval shall not be unreasonably withheld) pursuant to which the Company is not required in the absence of default to make any payments other than initial fees.

                  "Investments" shall have the meaning assigned to such term in
Section 9.14 hereof.

                  "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under Section 2.08 hereof, together with its successors and assigns in such capacity.

                  "Large Volume Account Capitalized Expenditures" shall mean any expenditures incurred by the Company or its Subsidiaries in connection with new customers initially storing with the Company or its Subsidiaries in excess of 10,000 boxes, to the extent that such expenditures are capitalized in accordance with GAAP.

                  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of


                                Credit Agreement
                                ----------------

Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.08 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.08.

                  "Letters of Credit" shall have the meaning assigned to such term in Section 2.08 hereof.

                  "Leverage Ratio" shall have the meaning assigned to such term in Section 9.09 hereof.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquid Investments" shall mean:

                  (i) certificates of deposit maturing within 90 days of the acquisition thereof denominated in Dollars and issued by (X) a Lender or (Y) a bank or trust company having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Ratings Services or A-2 or higher by Moody's Investors Service, Inc.;

                  (ii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with (x) any Lender or (y) any bank or trust company meeting the qualifications specified in clause (i)(Y) above;

                  (iii) obligations issued or guaranteed by the United States of America, with maturities not more than one year after the date of issue;

                  (iv) commercial paper with maturities of not more than 90 days and a published rating of not less than A-2 and P-2 (or the equivalent rating); and

                  (v) investments in money market funds substantially all of whose assets are comprised of securities and other obligations of the types described in clauses (i) through (iv) above.


                                Credit Agreement
                                ----------------

                  "Loans" shall mean the loans provided for in Section 2.01 hereof, which may be ABR Loans and/or Eurodollar Loans.

                  "Maintenance Capital Expenditures" shall mean Capital Expenditures required to maintain, reconfigure, or replace existing assets (as distinguished from Capital Expenditures relating to growth and as distinguished from Additional Expenditures), as certified pursuant to Section 9.01(i) hereof.

                  "Majority Lenders" shall mean Lenders having at least 51% of the aggregate amount of the Commitments (or, if the Commitments shall have terminated, the aggregate unpaid principal amount of Loans and Letter of Credit Liabilities).

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or the Senior Subordinated Debt Documents or (d) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

                  "Multiemployer Plan" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

                  "Net Cash Proceeds" shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

                  (a) with respect to the disposition of any asset by the Company or any of its Subsidiaries, the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Company or such Subsidiary, as the case may be, in connection with such disposition, plus (C) provision for taxes, including income taxes, attributable to the disposition of such asset;

                  (b) with respect to the issuance of any Indebtedness of the Company or any its Subsidiaries the gross proceeds received by the Company or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and


                                Credit Agreement
                                ----------------

                  (c) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event.

                  "1996 Senior Subordinated Debt" shall mean the Indebtedness of the Company in respect of the 10-1/8% Senior Subordinated Notes of the Company due October 1, 2006 issued pursuant to the 1996 Senior Subordinated Debt Indenture.

                  "1997 Senior Subordinated Debt" shall mean Indebtedness of the Company in an aggregate principal amount not exceeding $300,000,000 issued by the Company on or prior to December 31, 1997 that is subordinated to the obligations of the Company hereunder to at least the same extent as the 1996 Senior Subordinated Debt and is otherwise on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Administrative Agent and the Majority Lenders.

                  "1996 Senior Subordinated Debt Indenture" shall mean the Indenture dated as of October 1, 1996 among the Company and First Bank National Association, as Trustee, as the same may be amended or modified, without prejudice to the provisions of Section 9.20 hereof.

                  "1997 Senior Subordinated Debt Indenture" shall mean the indenture among the Company and a trustee to be identified, as the same may be amended or modified, without prejudice to the provisions of Section 9.20 hereof, providing for the issuance of 1997 Senior Subordinated Debt.

                  "Non-Committing Lenders" shall mean each Existing Lender designated as a "Non-Committing Lender" on the signature pages hereto.

                  "Notes" shall mean the promissory notes provided for by
Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Obligor" shall mean, collectively, the Company and each of the Subsidiary Guarantors.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" has the meaning set forth in Section 9.12.


                                Credit Agreement
                                ----------------

                  "Permitted Indebtedness" shall mean, without duplication:

                     (i)  Additional Subordinated Indebtedness;

                    (ii)  Indebtedness secured by Permitted Mortgages;

                   (iii)  Indebtedness in respect of agreements not to compete;

                    (iv)  Capitalized Lease Obligations;

                     (v) Indebtedness consisting of reimbursement obligations in respect of letters of credit issued by any bank for the account of the Company or any of its Subsidiaries, the aggregate amount available to be drawn under which may not exceed $1,500,000 at any time;

                    (vi) Indebtedness in respect of any Interest Rate Agreement;

                   (vii) unsecured Indebtedness of the Company in an aggregate outstanding principal amount not at any time exceeding $3,000,000;

                  (viii) Indebtedness of Excluded Subsidiaries in an aggregate outstanding principal amount not at any time exceeding $5,000,000 (and any guaranty by the Company of such Indebtedness to the extent constituting an Investment permitted under Section 9.14(vii) hereof); and

                    (ix) any guaranty by the Company of Indebtedness incurred pursuant to the foregoing clauses (ii), (iii), (iv) or (v) by a Subsidiary of the Company;

provided that (A) Permitted Indebtedness incurred pursuant to the foregoing clauses (i) and (iii) may be incurred only in connection with Permitted Acquisitions; and (B) Permitted Indebtedness incurred pursuant to the foregoing clauses (i), (ii), (iii) and (viii) shall be incurred on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

                  "Permitted Mortgage" means any mortgage subjecting property of any Subsidiary of the Company to a Lien where (i) the outstanding Capital Stock of such Subsidiary has been pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Company Pledge Agreement, the Subsidiary Pledge Agreement or another pledge agreement that is in form and substance reasonably acceptable to the Administrative Agent, (ii) the Company shall agree, for the benefit of the Administrative Agent and the Lenders, not to permit any Subsidiary owning any interest in such property to create, incur or suffer to exist any Indebtedness other than Indebtedness permitted hereunder (determined without giving effect to clause (ii) of the definition of "Permitted Indebtedness" in this Section


                                Credit Agreement
                                ----------------

1.01) and other Indebtedness secured by such mortgage, (iii) such mortgage (and the other documentation, if any, relating thereto) does not contain any cross-default provisions referring to any other indebtedness of the Company or its Subsidiaries and (iv) such mortgage (and the other documentation, if any, relating thereto) does not contain any covenants subjecting the Company or its Subsidiaries to financial tests of any nature.

                  "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Post-Default Rate" shall mean a rate equal to the sum of 2% plus the higher of (i) the rate of interest applicable to ABR Loans and (ii) in the case of any Loan, the rate of interest (if any) otherwise applicable to such Loan.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Stockholders" shall mean each of Vincent J. Ryan, Schooner Capital Corporation, C. Richard Reese, Eugene B. Doggett, and their respective Affiliates.

                  "Qualifying Sale-Leaseback Transaction" shall mean any arrangement by which the Company or any of its Subsidiaries enters into an arrangement with any bank, insurance company or other lender or investor providing for the leasing to the Company or a Subsidiary thereof of any real property which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the real property in question has been constructed after the Amendment and Restatement Effective Date.

                  "Quarterly Dates" shall mean the last Business Day of each March, June, September and December.

                  "RCRA" means the Resource Conservation and Recovery Act, as amended.


                                Credit Agreement
                                ----------------

                  "Reference Lenders" shall mean each of Chase and such other Lenders as the Administrative Agent may designate with the consent of the Company, such consent not to be unreasonably withheld.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

                  "Release" shall have the meaning set forth in 42 U.S.C.
Section 9601(22), but shall not include any "federally permitted release" as defined in 42 U.S.C. Section 9601(10). The term "Released" shall have a corresponding meaning.

                  "Reserve Requirement shall mean, for any Eurodollar Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans.

                  "Residual Assurances" shall mean any commitment or undertaking by the Company required as a condition to any financing made available by any Person to an Affiliate of the Company to finance the costs of construction or acquisition by such Affiliate of records management facilities (including the acquisition of real estate for development purposes), where such facility is intended to be leased to the Company or a Subsidiary of the Company, which commitment or undertaking is intended to provide such Person with an additional assurance that it will receive a minimum return under such financing (and which does not constitute a Guaranty of the principal amount of such financing); provided that no payment


                                Credit Agreement
                                ----------------
under any such commitment or undertaking may be made prior to July 31, 2002, and that such commitment or undertaking shall be entered into on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

                  "Restricted Payment" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Company, or any payment in respect of any option or warrant to purchase any shares of any class of Capital Stock of the Company or the exchange or conversion of any shares of any class of Capital Stock of the Company for or into any obligations of or shares of any other class of Capital Stock of the Company or any other property, but excluding dividends payable solely in, or exchanges or conversions for or into, shares of common stock of the Company.

                  "Scheduled Amortization" shall mean, for any period, the sum (calculated without duplication) of all payments of principal of Indebtedness of the Company (other than Indebtedness hereunder) scheduled to be made during such period.

                  "Security Documents" shall mean, collectively, the Company Pledge Agreement, the Subsidiary Pledge Agreement and all Uniform Commercial Code financing statements required by said agreements to be filed with respect to the security interests in personal Property created pursuant thereto.

                  "Senior Subordinated Debt" shall mean 1996 Senior Subordinated Debt and 1997 Senior Subordinated Debt.

                  "Senior Subordinated Debt Documents" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Senior Subordinated Debt Indentures and the promissory notes evidencing Indebtedness thereunder, in each case as the same may be amended or modified, without prejudice to the provisions of Section 9.20 hereof.

                  "Senior Subordinated Debt Indentures" shall mean the 1996 Senior Subordinated Debt Indenture and the 1997 Senior Subordinated Debt Indenture.

                  "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Chase is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.


                                Credit Agreement
                                ----------------

                  "Stock Consideration" shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Company and its Subsidiaries in connection therewith consisting of the Company's common stock or with proceeds of the issuance of the Company's common stock within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by the Company in respect of any Acquisition where the Stock Consideration consists of the Company's common stock shall be deemed to be equal to the fair market value of the Company's common stock so paid, determined in good faith by the Company at the time of such Acquisition.

                  "Subordinated Indebtedness" shall mean, collectively, (a) Senior Subordinated Debt and (b) Additional Subordinated Indebtedness.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" shall mean (i) each of the Subsidiaries of the Company listed in Part 1 of Schedule II hereto other than those Subsidiaries identified in Part 1 of Schedule II as not being a Subsidiary Guarantor and (ii) each other Subsidiary of the Company that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Company hereunder pursuant to Section 9.22.

                  "Subsidiary Guaranty" shall mean the Amended and Restated Subsidiary Guaranty, in substantially the form of Exhibit B hereto, as said agreement shall be modified and supplemented and in effect from time to time.

                  "Subsidiary Pledge Agreement" shall mean an Amended and Restated Pledge Agreement substantially in the form of Exhibit D hereto between the Subsidiary Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release


                                Credit Agreement
                                ----------------

H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

                  "Unfunded Liabilities" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

                  "Voting Stock" shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                  "Wholly-Owned Subsidiary" shall mean as to any Person, a Subsidiary of such Person all of whose outstanding shares of Capital Stock (except directors' qualifying shares) are directly or indirectly owned by such Person.

                  1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that if any change in GAAP proposed after the Amendment and Restatement Effective Date in itself materially affects the calculation of any financial covenant in Section 9, the Company may by notice to the Administrative Agent, or the Administrative Agent (at the request of the Majority Lenders) may by notice to the Company, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Company, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 9.01 after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. To enable the ready determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.


                                Credit Agreement
                                ----------------

                  1.03 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or an ABR Loan.

                  Section 2.  Loans, Etc.

                  2.01 Loans.

                  (a) Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Amendment and Restatement Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time, provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of ABR Loans and Eurodollar Loans and may convert Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurodollar Loans for subsequent Interest Periods.

                  (b) The Company shall, on the Amendment and Restatement Effective Date, if there are any Existing Loans outstanding on such date, borrow Loans from certain of the Lenders and/or (notwithstanding the provisions of Section 5.02 of the Credit Agreement requiring that prepayments be made ratably in accordance with the principal amounts of the Loans held by the Lenders) prepay Loans of certain of the Lenders and repay the Existing Loans of each Existing Lender (together in each case with accrued interest and any amounts payable under Section 6.05 of the Credit Agreement) such that, after giving effect thereto, the Loans (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders ratably in accordance with their respective Commitments.

                  (c) Schedule I hereto sets forth the amount of increase or decrease in the Commitment of each such Lender and of any other borrowings and prepayments such that after giving effect to the transactions contemplated in this Section to occur on the Amendment and Restatement Effective Date, each Lender's Commitment shall be in accordance with the Commitment set forth opposite its name on the signature pages hereof and each Lender's Loan to the Company shall not exceed its Commitment.

                  2.02  Reductions of Commitments.

                  (a) Mandatory. The Commitments shall terminate on the Commitment Termination Date. In addition, the Commitments shall be reduced in the amount and on the


                                Credit Agreement
                                ----------------
date of each prepayment applied to the Loans (or to reduce Commitments) pursuant to Section 3.02(b).

                  (b) Optional. The Company shall have the right to terminate or reduce the unused Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities) at any time or from time to time, provided that (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in
Section 5.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

                  (c) No Reinstatement. Commitments once terminated or reduced may not be reinstated.

                  2.03 Fees. The Company shall pay to the Administrative Agent for the account of each Lender commitment fees on the daily average unused amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Commitments) use of each Lender's Commitment) for the period from the Amendment and Restatement Effective Date to and including the earlier of the date the Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this Section 2.03 shall be payable on the Quarterly Dates and on the earlier of the date the Commitments are terminated and the Commitment Termination Date. The Company shall pay to Chase on the Amendment and Restatement Effective Date syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Company shall pay to the Administrative Agent on the Amendment and Restatement Effective Date and on each anniversary thereof, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual agency fee in the amount heretofore mutually agreed in writing.

                  2.04 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  2.05 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.


                                Credit Agreement
                                ----------------

                  2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Company (each, a "Note") in substantially the form of Exhibit A hereto, dated the Amendment and Restatement Effective Date, payable to such Lender in a principal amount equal to such Lender's Commitment as in effect on the Amendment and Restatement Effective Date and otherwise duly completed. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company hereunder, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

                  2.07 Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Company and its Subsidiaries, including, without limitation, the making of Permitted Acquisitions and the refinancing of existing Indebtedness of the Company and its Subsidiaries. Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any of the Loans or Letters of Credit.

                  2.08 Letters of Credit. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof, by the issuance by the Issuing Bank of standby letters of credit (collectively with the Existing Letters of Credit, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate outstanding principal amount of the Loans, exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the aggregate outstanding amount of all Letter of Credit Liabilities exceed $10,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Letter of Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date). On the Amendment and Restatement Effective Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued and outstanding hereunder.

                  The following additional provisions shall apply to Letters of
Credit:

                  (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) on which each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be


                                Credit Agreement
                                ----------------
         supported thereby. Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Bank of the contents thereof.

                  (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than the Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

                  (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                  (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.08, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 hereof.

                  (e) Each Lender (other than the Issuing Bank) shall pay to the Administrative Agent for account of the Issuing Bank at an account in New York, New York specified by the Administrative Agent in Dollars and in immediately available funds the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute


                                Credit Agreement
                                ----------------
         and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

                  (f) Upon the making of each payment by a Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.08). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Administrative Agent for account of each Lender entitled thereto such Lender's Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Administrative Agent), repay to the Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.08.

                  (g) The Company shall pay to the Administrative Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
         (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is


                                Credit Agreement
                                ----------------
         otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Letter of Credit and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 0.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

                  (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section
         2.08 on the due date therefor, such


                                Credit Agreement
                                ----------------

         Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

                  (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions as are applicable under this Section 2.08 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Lender (including the Issuing Bank) and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.08 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

                  Section 3.  Borrowings, Conversions and Prepayments.

                  3.01 Borrowings. The Company shall give the Administrative Agent notice of each Loan to be made hereunder as provided in Section 5.05 hereof. Not later than 11:00 a.m. New York time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase in New York, New York.


                                Credit Agreement
                                ----------------

                  3.02  Prepayments and Conversions.

                  (a) Optional Prepayments and Conversions. The Company shall have the right to prepay Loans and to convert Loans of one Type into Loans of the other Type, at any time or from time to time, provided that: (i) the Company shall give the Administrative Agent notice of each such prepayment as provided in Section 5.05 hereof and (ii) except to the extent required pursuant to
Section 3.02(b) hereof, Eurodollar Loans may be prepaid or converted only on the last day of an Interest Period for such Loans.

                  (b)  Mandatory Prepayments.

                  (1) Casualty Events; Condemnation Awards. On the date twelve months following the receipt by the Company or any of its Subsidiaries of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (c) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property.

                  (2) Issuance of Indebtedness. The Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (c) below) in the amount of and on the date of each receipt by the Company or any Subsidiary of the Company of Net Cash Proceeds from issuance subsequent to the Amendment and Restatement Effective Date of Indebtedness other than Indebtedness incurred pursuant to Section 9.08 (it being understood that this Section 3.02(b)(2) shall not constitute a waiver of any provision of Section 9.08).

                  (3) Asset Dispositions. During each fiscal year of the Company, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (c) below) in an amount equal to the excess of (a) the sum of (x) the Net Cash Proceeds received by the Company or any Subsidiary of the Company from any disposition by such Person of any assets during such fiscal year, other than a disposition permitted by clause (i) or (ii) of Section 9.12 plus
         (y) any payments with respect to receivables retained by such Person arising from the sale of goods or services at facilities disposed of in asset dispositions during such fiscal year over (b) $1,000,000. Such prepayments shall be made from time to time on the first Business Day that the excess amount referred to above (less all amounts previously applied to the prepayment of the Loans pursuant to this paragraph (3) during such fiscal year) is $100,000 or more.


                                Credit Agreement
                                ----------------

Any prepayment pursuant to paragraphs (1) through (3) above shall automatically reduce the Commitments in an amount equal to the amount specified in such paragraphs (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Loans and the aggregate amount of Letter of Credit Liabilities would exceed the Commitments, the Company shall, first, prepay Loans and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (c) below, in an aggregate amount equal to such excess). The Company shall notify the Administrative Agent promptly upon the occurrence of any event giving rise to a prepayment or Commitment reduction under this Section 3.02(b).

                  (c) Cover for Letter of Credit Liabilities. In the event that the Loans have been repaid in full, amounts payable under Section 3.02(b) shall be applied to provide cash cover for outstanding Letters of Credit, in which event the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account as collateral security for the Letter of Credit Liabilities until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  Section 4.  Payments of Principal and Interest.

                  4.01 Repayment of Loans. The Company hereby promises to pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date.

                  4.02 Interest. The Company will pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (a) if such Loan is an ABR Loan, the Alternate Base Rate plus the Applicable Margin; and

                 (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate

                  (x) on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment


                                Credit Agreement
                                ----------------
         or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and

                  (y) during any period when an Event of Default shall have occurred under Section 10.01(a) hereof and for so long as such Event of Default shall be continuing, on any principal of any Loan made by such Lender.

Accrued interest on each Loan shall be payable (i) if such Loan is an ABR Loan, on each Quarterly Date, (ii) if such Loan is a Eurodollar Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and the Company thereof.

                  Notwithstanding the foregoing provisions of this Section 4.02, if at any time the rate of interest set forth above on any Loan of any Lender (the "Stated Rate" for such Loan) exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the "Maximum Rate" for such Lender), the rate of interest charged on such Loan of such Lender hereunder shall be limited to the Maximum Rate for such Lender.

                  In the event the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender's Loans hereunder if the Stated Rate had at all times been in effect.

                  In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender's Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender's Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender's Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender's Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement.


                                Credit Agreement
                                ----------------

                  In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

                  Section 5.  Payments; Pro Rata Treatment; Computations; Etc.

                  5.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be. The Company shall, at the time of making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each payment received by the Administrative Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. If the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  5.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fees under Section
2.03 hereof shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.02 hereof shall be applied to the Commitments of the Lenders, pro rata according to the Lenders' respective percentages of the Commitments, (b) each payment by the Company of principal of or interest on Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders and (c) each conversion of Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made


                                Credit Agreement
                                ----------------
pro rata among the Lenders in accordance with the respective principal amounts of such Loans held by the Lenders.

                  5.03 Computations. Interest and fees shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  5.04 Minimum and Maximum Amounts; Types. Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of Loans shall be in an aggregate principal amount equal to (a) in the case of Eurodollar Loans, $1,000,000 or a larger multiple of $100,000, and (b) in the case of ABR Loans, $500,000 or a larger multiple of $100,000 (borrowings, conversions or prepayments of Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for Type or Interest Period); provided that (i) any Loan may be in the aggregate amount of the unused portion of the relevant Commitments, (ii) Loans may be prepaid in full and (ii) any borrowing or prepayment of Loans that are ABR Loans may be in an aggregate principal amount equal to $100,000 or a larger multiple of $100,000.

                  5.05 Certain Notices. Notices to the Administrative Agent of terminations or reductions of Commitments, of borrowings, conversions and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 p.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

                                                          Number of
                                                          Business
     Notice                                               Days Prior
     ------                                               ----------

         Termination or reduction of
         Commitments                                               3

         Borrowing or prepayment of
         ABR Loans                                                 1

         Borrowing or prepayment of,
         conversion of or into, or
         duration of Interest Period
         for, Eurodollar Loans                                     3



                                Credit Agreement
                                ----------------

         Prepayments required pursuant
         to Section 3.02(b)                                        1


Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurodollar Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that the Company fails to select the duration of any Interest Period for any Eurodollar Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurodollar Loans) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.

                  5.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Company is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period.

                  5.07 Sharing of Payments; Waiver of Enforcement Without Consent, Etc. (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or Reimbursement Obligations to the Company hereunder, or any other obligation of the Company hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. The Company agrees, to the fullest extent it may effectively do so


                                Credit Agreement
                                ----------------
under applicable law, that any Person purchasing a participation in the Loans made, or other obligations held, by another Person, whether or not acquired pursuant to the foregoing arrangements, may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other obligations in the amount of such participation.

                  (b) If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly notify the Administrative Agent and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

                  (c) Nothing contained herein shall require any Lender to exercise any right of set-off, banker's lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

                  (d) This Section 5.07 is for the benefit of the Lenders only and does not constitute a waiver of any rights against the Company or any of its Subsidiaries or against any property held as security for any obligations hereunder or under any other Basic Document.

                  5.08 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any


                                Credit Agreement
                                ----------------

United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  Section 6.  Yield Protection and Illegality.

                  6.01  Additional Costs.

                  (a) The Company shall pay to the Administrative Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Lender in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

         (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than changes which affect taxes measured by or imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof); or

         (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Each Lender will notify the Company through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Administrative Agent) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States of America). Each Lender will furnish the


                                Credit Agreement
                                ----------------

Company with a statement setting forth the basis and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Eurodollar Loans to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

                  (b) Without limiting the effect of the foregoing provisions of this Section 6.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make Eurodollar Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

                  (c) Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

                  (d) If any Lender demands compensation under this Section, the Company may, at any time upon at least three (3) Business Days' prior notice to such Lender through the Administrative Agent, convert in full the then outstanding Eurodollar Loans of such Lender (in which case the Company shall be obligated, if such conversion is made on a day that is not the last day of the then current Interest Period applicable to such affected Eurodollar Loan, to reimburse such Lender, in accordance with Section 6.05, for any resulting loss or expense incurred by it) to an ABR Loan.

                  6.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof are not being provided by the Reference Lenders in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or


                                Credit Agreement
                                ----------------

                  (b) the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 thereof upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor;

then the Administrative Agent shall promptly notify the Company and each Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to convert ABR Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into ABR Loans in accordance with Section 3.02 hereof.

                  6.03 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder, or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof through the Administrative Agent and such Lender's obligation to make Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 6.04 hereof shall be applicable).

                  6.04 Substitute ABR Loans. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Section 6.01, 6.02 or 6.03 hereof, all Loans which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as ABR Loans (and, if an event referred to in Section 6.01(b) or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Eurodollar Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurodollar Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such ABR Loans.

                  6.05 Compensation. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender on a date other than the last day of an Interest Period for such Loan; or

                  (b) any failure by the Company to borrow a Eurodollar Loan to be made by such Lender on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof


                                Credit Agreement
                                ----------------
but excluding, in any event, loss of margin for the period after any such payment, prepayment or conversion or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss and expense along with the basis for calculation thereof.

                  6.06 Capital Adequacy. If any Lender shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a "Parent") as a consequence of its obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis; and provided further that the Company shall not be obligated to compensate such Lender for any such reduction occurring more than 180 days prior to the time such Lender first notifies the Company of such adoption, implementation, change or compliance. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  6.07 Substitution of Lender. If (i) the obligation of any Lender to make Eurodollar Loans or the right of the Company to convert ABR Loans of any Lender to Eurodollar Loans has been suspended pursuant to Section 6.03, or (ii) any Lender has demanded compensation under Section 6.01 or 6.06, the Company shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to the Company and the Administrative Agent to purchase the Notes and assume the Commitments of such Lender. Any such Lender shall be obligated to sell the Notes for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Company and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

                  6.08 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 6.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore


                                Credit Agreement
                                ----------------
or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company, shall be conclusive in the absence of manifest error as to the amount thereof.

                  Section 7.  Conditions Precedent.

                  7.01 Amendment and Restatement Effective Date. The amendment and restatement of the Credit Agreement herein provided shall become effective on the date (the "Amendment and Restatement Effective Date") on which the Administrative Agent shall notify the Company that it has received the following documents and other evidence (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (provided that such amendment and restatement shall not become effective unless the Amendment and Restatement Effective Date occurs on or before September 30, 1997):

                  (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).


                                Credit Agreement
                                ----------------

                  (b) Officer's Certificate. A certificate, dated the Amendment and Restatement Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 7.02 hereof.

                  (c) Opinion of Special New York Counsel to the Obligors. An opinion, dated the Amendment and Restatement Effective Date, of Sullivan & Worcester LLP, special New York counsel to the Obligors, substantially in the form of Exhibit E hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request.

                  (d) Opinion of Special New York Counsel to the Administrative Agent. An opinion, dated the Amendment and Restatement Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, substantially in the form of Exhibit F hereto.

                  (e) Notes. The Notes, duly completed and executed for each Lender.

                  (f) Counterparts. This Agreement, duly executed and delivered by the Company and each of the Lenders and Non-Committing Lenders.

                  (g) Subsidiary Guaranty. The Subsidiary Guaranty, duly executed and delivered by each Subsidiary Guarantor and the Administrative Agent.

                  (h)  Security Documents.

                           (i) The Company Pledge Agreement, duly executed and
                  delivered by the Company and the Administrative Agent, together with the certificates identified in Annex I thereto, accompanied by undated stock powers executed in blank.

                           (ii) The Subsidiary Pledge Agreement duly executed
                  and delivered by each Subsidiary Guarantor and the Administrative Agent, in each case together with the certificates identified in Annex I thereto under the names of the respective Subsidiary Guarantor, in each case accompanied by undated stock powers executed in blank.

         In addition, each of the Obligors shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreement.


                                Credit Agreement
                                ----------------

                  (i) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts payable in respect of letters of credit, but excluding Existing Letters of Credit) indicated on Schedule III hereto that is to be repaid on the Amendment and Restatement Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Majority Lenders shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Majority Lenders shall have been made).

                  (j) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 9.03 hereof, such certificates to be in such form and contain such information as is specified in said Section 9.03. In addition, the Company shall have delivered a certificate of a senior financial officer of the Company setting forth the insurance obtained by it in accordance with the requirements of said Section 9.03 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

                  (k) Accrued Fees. Evidence that all fees (including without limitation commitment fees) and other costs and expenses under the Credit Agreement accrued to the Amendment and Restatement Effective Date shall have been paid in full.

                  (l) Costs. Evidence of payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  (m) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.


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                                      -44-

                  7.02 Initial and Subsequent Loans. The obligation of each Lender to make any Loan to be made by it hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, is subject to the conditions precedent that, as of the date of such Loan or such issuance, and before and after giving effect thereto:

                  (a)  no Default shall have occurred and be continuing;

                  (b) the representations and warranties made by each of the Company and the Subsidiary Guarantors in each Basic Document to which it is a party shall be true on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date; provided that the representations and warranties set forth in Section 8.10 hereof need be true only as of the Amendment and Restatement Effective Date; and

                  (c) the borrowing of such Loan by the Company hereunder or the issuance of such Letter of Credit, as the case may be, and the related incurrence of obligations by the Company, does not violate the provisions of the Senior Subordinated Debt Indenture or any other Senior Subordinated Debt Document.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

                  Section 8. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent as follows:

                  8.01 Corporate Existence. Each of the Company and its
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted (except such licenses, authorizations, consents and approvals the lack of which, in the aggregate, will not have a Material Adverse Effect); and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  8.02  Information.

                  (a) The Company has heretofore furnished to each of the Lenders consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995 and December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows of the


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                                      -45-

Company and its Subsidiaries for the fiscal years respectively ended on said dates, with the opinion thereon of Arthur Andersen L.L.P., and the unaudited consolidated balance sheets of the Company and its Subsidiaries as at March 31, 1997 and June 30, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the three and six month periods respectively ended on such dates. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal years and three and six month periods ended on said dates (subject, in the case of such financial statements as at March 31, 1997 and June 30, 1997, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

                  (b) The Company has disclosed to the Lenders in writing any and all facts (other than general economic conditions) which materially and adversely affect or may materially and adversely affect (to the extent it can reasonably foresee) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or the ability of the Company or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party or the ability of the Company or any Subsidiary of the Company to conduct its activities or operations in the normal course of business at any of its owned or leased properties. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

                  (c) Since December 31, 1996, there has been no material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or, to the knowledge of the Company, in the ability of the Company or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

                  8.03 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or, to the knowledge of the Company, which could have a material


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                                      -46-

adverse effect on the ability of the Company or any of the Subsidiary Guarantors to perform its obligations under each Basic Document to which it is a party.

                  8.04 No Breach. None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any Basic Document, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.05 Corporate Action. Each of the Company and the Subsidiary Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution, delivery and performance by the Company and the Subsidiary Guarantors of the Basic Documents to which they are parties have been duly authorized by all necessary corporate action; and this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and each of the other Basic Documents to which the Company or any of the Subsidiary Guarantors is to be a party constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                  8.06 Approvals. Each of the Company and the Subsidiary Guarantors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof, except for filings and recordings of the Liens created pursuant to, or permitted by, the Security Documents.

                  8.07 Regulations U and X. None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.


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                                      -47-

                  8.08 ERISA. The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

                  8.09 Taxes. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. The charges, accruals and reserves on the books of such Persons in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

                  8.10  Subsidiaries; Agreements; Etc.

                  (a) Schedule II hereto is a complete and correct list of all Subsidiaries of the Company and of all Investments held by the Company or any of its Subsidiaries in any joint venture or other Person. Except for the Liens created by the Security Documents, the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary of the Company) also owns, free and clear of Liens, all such Investments.

                  (b) Schedule III hereto is a complete and correct list of all credit agreements, indentures, capitalized leases, obligations in respect of letters of credit, guaranties, joint venture agreements, and other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness or any Material Lease Obligations (as hereinafter defined) of the Company or any of its Subsidiaries, and all obligations of the Company or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Company or any of its Subsidiaries, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness or Material Lease Obligations outstanding or to be outstanding and the property subject to any Lien securing such Indebtedness or Material Lease Obligation. The Company has heretofore delivered to the Administrative Agent a complete and correct copy of all such credit agreements, indentures, capitalized leases, letter of credit obligations, guaranties, joint venture agreements and other material instruments, including any modifications or supplements thereto, as in effect on the date hereof. As used herein, the term "Material Lease Obligations" shall mean any operating lease which requires aggregate annual rentals during any period of twelve months during the term of such lease in an amount in excess of $100,000.


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                                      -48-

                  (c) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.22(d) hereof (other than the Senior Subordinated Debt Indenture).

                  8.11 Investment Company Act. None of the Company or its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

                  8.12 Public Utility Holding Company Act. None of the Company or its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  8.13 Ownership and Use of Properties. Each of the Company and its Subsidiaries will at all times have legal title to or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which are material to the operation of its business as proposed to be conducted.

                  8.14  Environmental Compliance.

         (i) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Company or any Subsidiary of any Environmental Law, (B) alleged failure by the Company or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, treatment, storage, recycling, transportation or disposal or Release (each a "Regulated Activity") of any Hazardous Substances;

         (ii) neither the Company nor any Subsidiary has engaged in any Regulated Activity other than as a generator (as such term is used in RCRA) in compliance with all applicable Environmental Laws, and no Regulated Activity, other than generation by the Company or any Subsidiary in compliance with all applicable Environmental Laws, has occurred on any property now or previously owned or leased by the Company or any Subsidiary. No polychlorinated biphenyls, urea formaldehyde, lead, asbestos or asbestos-containing material is or has been present at any property now or previously owned or leased by the Company or any other Subsidiary. There are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by the Company or any Subsidiary. No Hazardous Substance has been Released at, on or under any property now or previously owned or


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                                ----------------
         leased by the Company or any Subsidiary. No Hazardous Substance is present in a reportable or threshold planning quantity where such a quantity has been established by any Environmental Law at, on or under, any property now or previously owned or leased by the Company or any Subsidiary;

         (iii) no real property now or previously owned or leased by the Company or any Subsidiary is listed or, to the Company's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS, as defined in CERCLA, or on any similar state list of sites requiring investigation or clean-up;

         (iv) neither the Company nor any Subsidiary has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or to the Company's knowledge, proposed for listing, under CERCLA (including on CERCLIS, as defined in CERCLA) or on any similar state list or which is the subject of federal, state or local enforcement actions or to the Company's knowledge, other investigations which may lead to claims against the Company or any Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA;

         (v) there are no liens under Environmental Laws on any of the real property or other assets owned or leased by the Company or any Subsidiary, and no government actions have been taken or are in process which could subject any of such properties or assets to such liens. Neither the Company nor any Subsidiary would be required to place any notice or restriction relating to Hazardous Substances at any property owned by it in any deed to such property;

         (vi) there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company or any Subsidiary, which has not been delivered to the Lenders prior to the date hereof; and

         (vii) neither the Company nor any Subsidiary has assumed from any third party, or indemnified any third party for, any Environmental Liability,

except for Environmental Liabilities of the Company and its Subsidiaries (without duplication) that relate to or result from any matter referred to in clauses (i) through (vii) (without duplication), which do not exceed in the aggregate, at any time, $6,000,000.

                  8.15 Solvency. At the Amendment and Restatement Effective Date and after giving effect to the consummation of the transactions contemplated by this Agreement, the Company will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to


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                                ----------------
engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

                  8.16 Capitalization. The authorized Capital Stock of the Company consists, on the date hereof, of an aggregate of 23,000,000 shares consisting of (i) 20,000,000 shares of Common Stock, par value $0.01 per share, of which 11,781,724 shares are duly and validly issued and outstanding, (ii) 1,000,000 shares of Nonvoting Common Stock, par value $0.01 per share, of which 454,592 shares are duly and validly issued and outstanding and (iii) 2,000,000 shares of Preferred Stock, par value $0.01 per share, none of which is outstanding. As of the date hereof, except as disclosed on Schedule IV hereto,
(x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                  8.17 Senior Debt. The Indebtedness of the Company to the Lenders hereunder and the Guarantees of such Indebtedness by the Subsidiaries of the Company under the Subsidiary Guaranty constitute "Senior Debt" and "Senior Bank Debt" (and, accordingly, "Designated Senior Debt") under and as defined in, and for all purposes of, the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.


                  Section 9. Covenants. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise pursuant to Section 12.05 hereof:

                  9.01 Financial Statements and Other Information. The Company shall deliver to each of the Lenders:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of Arthur Andersen L.L.P. or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year, and stating (or indicating in a footnote to such financial


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                                      -51-

         statements) that, in making the examination necessary for their above-described opinion (but without any special or additional procedures for that purpose), they obtained no knowledge, except as specifically stated, of any Default;

                  (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company (or, in the case of the last fiscal quarter in each fiscal year, within 90 days) consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures from the Company's operating budget for such fiscal year and accompanied, in each case, by a certificate of the chief financial officer or vice president-treasurer of the Company which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

                  (c) within 30 days after the beginning of each fiscal year of the Company, a copy of the consolidated operating budget, including, without limitation, projection of the anticipated cash flow, of the Company and its Subsidiaries for such fiscal year, such budget to be accompanied by a certificate of the chief financial officer or vice president-treasurer of the Company specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request;

                  (d) promptly upon the mailing thereof to the shareholders or creditors of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which the Company shall have filed with the Securities and Exchange Commission;

                  (f) if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA


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                                      -52-

         of an intent to terminate or appoint a trustee to administer the Plan, a copy of such notice;

                  (g) promptly following the delivery thereof to the Company or to the Board of Directors or management of the Company, a copy of any management letter or similar written report by independent public accountants with respect to the financial condition, operations, business or prospects of the Company;

                  (h) promptly after management of the Company knows or has reason to know that any Default has occurred and is continuing, a notice of such Default, describing the same in reasonable detail;

                  (i) within 45 days after the end of each fiscal quarter of the Company, a report, certified by the Chief Financial Officer of the Company, specifying the Capital Expenditures made by the Company during such fiscal quarter (broken down to identify Maintenance Capital Expenditures and other Capital Expenditures) and the Additional Expenditures made by the Company during such fiscal quarter; and

                  (j) from time to time such other information regarding the financial condition, operations, prospects or business of the Company as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of its chief executive officer, chief financial officer or vice president-treasurer
(i) to the effect that, to the best of such Person's knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine the Applicable Leverage Ratio and to determine whether it was in compliance with Sections 9.08 through 9.15 and 9.19 hereof as of the end of the respective fiscal quarter or fiscal year.

                  9.02 Taxes and Claims. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Company or such Subsidiary, provided that neither the Company nor such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

                  9.03 Insurance. The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same


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                                      -53-

general areas in which the Company and its Subsidiaries operate, provided that in any event the Company shall maintain or cause to be maintained:

                  (1) Property Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and its Subsidiaries, by reason of any Peril (as defined below), in amounts as shall be reasonable and customary, but in no event less than the functional replacement cost of all such real and personal property and improvements. Such policy shall include insurance against loss of operating income earned from the operation of the business of the Company and its Subsidiaries, by reason of any Peril affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting the Company to the extent covered by standard business interruption policies in the States in which the Properties are located.

                  (2) California Earthquake Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company and its Subsidiaries, by reason of any earthquake peril in California, in amounts as shall be reasonable, customary and commercially available in the property/casualty insurance markets.

Such insurance shall be written by financially responsible companies selected by the Company, having an A.M. Best rating of "A-" or better and in a financial size category acceptable to the Majority Lenders, or by other companies acceptable to the Majority Lenders.

                  For purposes hereof, the term "Peril" shall mean, collectively, (i) earthquake outside California, (ii) fire, smoke, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief and (iii) all other perils covered by the "all-risk" endorsement then in use in the States in which the Properties are located.

                  9.04 Maintenance of Existence; Conduct of Business. The Company will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; provided that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company or any Wholly-Owned Subsidiary of the Company so long as the Company or such Wholly-Owned Subsidiary is the surviving corporation or (ii) the abandonment of any right, privilege or franchise (including any lease) not material in the aggregate to the business of the Company and its Subsidiaries.

                  9.05  Maintenance of and Access to Properties.

                  (a) The Company will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard


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                                      -54-

to the condition of such properties at the time such properties were acquired by the Company or such Subsidiary), ordinary wear and tear excepted, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Company and any such Subsidiary.

                  (b) The Company will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect all trademarks, patents, service marks, trade names, copyrights, franchises and Licenses, and any rights with respect thereto, which are necessary for and material to the conduct of the business of the Company and its Subsidiaries taken as a whole.

                  9.06 Compliance with Applicable Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, ERISA and all Environmental
Laws), a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

                  9.07 Litigation. The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of (i) all judgments against it or any of its Subsidiaries (other than judgments fully covered by insurance) which individually exceed $100,000 or in the aggregate exceed $1,000,000 and (ii) all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies affecting the Company or any of its Subsidiaries except litigation or proceedings which, if adversely determined, would not in the reasonable opinion of the Company have a Material Adverse Effect.

                  9.08 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except: (i) Indebtedness to the Lenders hereunder; (ii) the Indebtedness existing on the Amendment and Restatement Effective Date and set forth in
Schedule III hereto (including any extensions, renewals or refunding of such Indebtedness, so long as the principal amount of such Indebtedness is not increased); (iii) 1997 Senior Subordinated Debt in an aggregate outstanding principal amount not exceeding $300,000,000; and (iv) so long as no Default shall have occurred or be continuing hereunder at the time of such creation or incurrence, Permitted Indebtedness.

                  9.09 Leverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of
(x) the aggregate outstanding principal amount of Funded Indebtedness of the Company and its Subsidiaries at such date over (y) the aggregate amount of cash and Liquid Investments of the Company and Subsidiaries as of such date to (ii) EBITDA for such period (the "Leverage Ratio") to exceed the ratio set forth below for the period in which such fiscal quarter ends:


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                                      -55-

                  Period                                               Leverage Ratio
                  ------                                               --------------
         From the Amendment and Restatement Effective Date
         through December 31, 1998                                     6.00 to 1

         From January 1, 1999
         through June 30, 1999                                         5.75 to 1

         From July 1, 1999
         through December 31, 1999                                     5.25 to 1

         From January 1, 2000
         through June 30, 2000                                         4.75 to 1

         From July 1, 2000
         and at all times thereafter                                   4.50 to 1

                  9.10 Interest Coverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) EBITDA for such period to (ii) Interest Expense for such period to be less than the ratio set forth below for the period in which such fiscal quarter ends:

                  Period                                      Interest Coverage Ratio
                  ------                                      -----------------------
         From the Amendment and Restatement Effective Date
         through December 31, 1998                                     1.70 to 1

         From January 1, 1999
         through June 30, 1999                                         1.85 to 1

         From July 1, 1999
         through June 30, 2000                                         2.00 to 1

         From July 1, 2000
         through December 31, 2000                                     2.25 to 1

         From January 1, 2001
         and at all times thereafter                                   2.50 to 1


                  For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Interest Expense for such period, on a pro forma basis, interest


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                                      -56-

accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by the Company and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                  9.11 Fixed Charges Coverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Adjusted EBITDA for such period to (ii) Fixed Charges for such period to be less than the ratio set forth below for the period in which such fiscal quarter ends:


                                                             Fixed Charges
              Period                                         Coverage Ratio
              ------                                         --------------
     From the Amendment and Restatement Effective Date
     through December 31, 1998                               1.20 to 1

     From January 1, 1999
     through December 31, 1999                               1.40 to 1

     From January 1, 2000
     through December 31, 2000                               1.75 to 1

     From January 1, 2001
     and at all times thereafter                             1.75 to 1


                  For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to include in EBITDA for the period to which such ratio relates the pro forma amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a pro forma basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by the Company and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                  9.12 Mergers, Asset Dispositions, Etc. Except as expressly permitted by Section 9.04, the Company will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, except:

                     (i) dispositions and acquisitions of inventory in the ordinary course of business;


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                                      -57-

                    (ii) dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Company and its Subsidiaries, provided that no single disposition of tools or equipment shall have a fair market value (determined in good faith by the Company at the time of such disposition) in excess of $3,000,000;

                   (iii) Capital Expenditures to the extent permitted under
         Section 9.19 hereof;

                    (iv) acquisitions of Investments permitted under Section
         9.14 hereof and dispositions thereof (other than (x) dispositions of Investments in any Subsidiary of the Company not otherwise permitted hereunder and (y) dispositions of Investments referred to in clause
         (viii) of said Section 9.14);

                     (v) other dispositions of assets during any fiscal year having an aggregate fair market value (determined in good faith at the time of such disposition by the Board of Directors of the Company) not exceeding $5,000,000 in respect of Qualifying Sale-Leaseback Transactions or $5,000,000 in respect of all other dispositions;

                    (vi) subject to compliance with the provisions of Section 9.22(b) hereof, the sale, lease, assignment, transfer or other disposition of any assets by any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary thereof;

                   (vii)  Large Volume Account Capitalized Expenditures; and

                  (viii) so long as no Default shall have occurred or be continuing hereunder at the time of such Acquisition, Permitted Acquisitions and related Additional Expenditures.

                  For purposes of this Section 9.12, "Permitted Acquisition" shall mean Acquisitions complying with the following:

                  (a) Maximum Periodic Consideration. Without the consent of the Majority Lenders, the aggregate amount of Acquisition Consideration (including Stock Consideration) paid in respect of Acquisitions shall not exceed (i) $350,000,000 during the fourth quarter of 1997, provided that up to $175,000,000 may be carried forward to the first quarter of 1998 solely in conjunction with the contemplated acquisition currently referred to as the "Toy" acquisition if such acquisition occurs in such quarter, or (ii) $150,000,000 in any year after 1997, subject to adjustment as provided in clause (i) herein; provided that the aggregate amount of Acquisition Consideration excluding Stock Consideration paid in respect of Acquisitions shall not exceed (x) $250,000,000 in the fourth quarter of 1997, provided that up to $125,000,000 may be carried forward to the first quarter of 1998 solely in conjunction with said "Toy" acquisition if such acquisition occurs in such quarter, or (y) $100,000,000 in any year after 1997, subject to adjustment as provided in clause (x) herein.


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                  (b) Maximum Individual Consideration. Without the consent of the Majority Lenders, the Acquisition Consideration (including Stock Consideration) payable in respect of any single Acquisition or series of related Acquisitions shall not exceed $65,000,000, provided that said "Toy" acquisition and the contemplated acquisition currently referred to as the "Health" acquisition shall not be subject to the limitation in this clause (b).

                  (c) Lines of Business, Etc. All such Acquisitions shall be of assets relating to the records management business (or of 100% of the stock of corporations whose assets consist substantially of such assets) or through the merger of such a corporation into a Subsidiary of the Company, which shall be the surviving corporation.

For purposes of this definition, any deferred non-contingent consideration payable in respect of an Acquisition shall be discounted to net present value at the rate of 10% per annum.

                  9.13 Liens. The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents;
(ii) the Liens existing on the Amendment and Restatement Effective Date set forth in Schedule III and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on
Schedule III, provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) Liens contemplated by clauses (ii), (iv) and (v) of the definition of Permitted Indebtedness; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, provided that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $1,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; and (vi) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

                  9.14 Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called "Investments"), except:

                   (i) operating deposit accounts with any bank or financial institution;


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                                      -59-

                  (ii) Liquid Investments (including Liquid Investments in the name and under the control of the Administrative Agent (or a collateral sub-agent for the Administrative Agent) as contemplated by the Security Documents);

                  (iii) subject to Section 9.16 hereof, Investments in accounts and chattel paper as defined in the Uniform Commercial Code) and notes receivable acquired in the ordinary course of business as presently conducted;

                  (iv) Investments in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by Section 9.03; provided that the aggregate amount of Investments outstanding pursuant to this clause (iv) during the term of this Agreement shall not exceed $1,500,000;

                  (v) (x) equity Investments in Wholly-Owned Subsidiaries of the Company, (y) additional equity Investments in Subsidiaries of the Company (other than Wholly-Owned Subsidiaries) with the prior written consent of the Majority Lenders, and (z) Investments in the form of loans, advances or other obligations owed by any Wholly-Owned Subsidiary to the Company, and Investments in the form of loans, advances or other obligations owed by the Company to any Wholly-Owned Subsidiary; provided that the aggregate amount of Investments by the Company permitted by subclauses (x) or (z) of this clause (v) in any Subsidiary of the Company that is a mortgagor under any Permitted Mortgage shall not exceed, in the aggregate for all such Subsidiaries, $10,000,000 at any one time outstanding;

                  (vi) Investments consisting of loans or advances to officers and directors of the Company and its Subsidiaries in an amount not to exceed $350,000 in the aggregate during any fiscal year (and in any event not to exceed $750,000 at any one time outstanding) and loans or advances made to employees of the Company to permit such employees to exercise options to purchase Capital Stock of the Company;

                  (vii) (x) Investments in Persons that are not Subsidiaries or Affiliates of the Company, (y) Investments in Excluded Subsidiaries, and guarantees by the Company of Indebtedness of Excluded Subsidiaries to the extent such Indebtedness is permitted hereunder and (z) other Investments in Subsidiaries of the Company (to the extent such Investments are not permitted under clause (v) of this Section 9.14); provided that the aggregate outstanding amount of Investments made pursuant to this clause (vii) shall not at any time exceed $5,000,000;

                  (viii) Investments consisting of Permitted Acquisitions under
Section 9.12 hereof;

                  (ix) subject to Section 9.16 hereof and on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent, Investments in


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                                      -60-

         Affiliates of the Company (which are not Wholly-Owned Subsidiaries of the Company) to facilitate the construction or acquisition of records management facilities including, without limitation, the acquisition of real estate for development purposes; and

                  (x) subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Company pursuant to the Senior Subordinated Debt Documents.

                  9.15 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment, except that the Company may:

                  (i) provided that no Default has occurred and is continuing, purchase shares of any class of Capital Stock, or options to purchase such shares, of the Company from employees or former employees of the Company or its Subsidiaries in amounts not to exceed $500,000 in any fiscal year and $1,000,000 in the aggregate after the Amendment and Restatement Effective Date;

                  (ii) make additional Restricted Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Company (such Restricted Payments, "Stock Repurchases"), subject to the satisfaction of each of the following conditions on the date of such Stock Repurchase and after giving effect thereto:

                           (a) no Default shall have occurred and be continuing;
                  and

                           (b) the aggregate amount of Stock Repurchases made
                  during each period set forth in the schedule below shall not exceed the amount set forth below opposite such period:

                                                                   Cumulative
             Period                                                  Amount
             ------                                                  ------

    From the Amendment and Restatement Effective Date
      to and including December 31, 1997                          $ 5,000,000

    From the Amendment and Restatement Effective Date
      to and including December 31, 1998                          $10,000,000

    From the Amendment and Restatement Effective Date
      to and including December 31, 1999                          $15,000,000


         In addition, the aggregate amount of all Stock Repurchases made after the Amendment and Restatement Effective Date shall not in any event exceed $20,000,000.


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                                      -61-


Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

                  9.16 Transactions with Affiliates. Except as otherwise expressly permitted by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (i)  make any Investment in an Affiliate of the Company;

                  (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate of the Company;

                  (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate of the Company; or

                  (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Company (including, without limitation, guarantees and assumptions of obligations of an Affiliate of the Company);

provided that (a) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation or indemnification in connection with his or her services in such capacity; (b) the Company or a Subsidiary of the Company may enter into any transaction with an Affiliate of the Company providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person similarly situated to the Company but not an Affiliate of the Company; and (c) the Company may make Investments in Affiliates permitted by Section 9.14(ix) hereof and may create Residual Assurances for the benefit of an Affiliate permitted by Section 9.24 hereof in either case in connection with the construction and/or acquisition of records management facilities to be leased to the Company or a Subsidiary, so long as, taking such transaction as a whole (giving effect to such Investment or Residual Assurance, and the lease of such facility to the Company or such Subsidiary) such Affiliate is not disproportionately benefitted.

                  9.17 Subordinated Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for:


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                                      -62-


                  (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness; and

                  (ii) so long as no Default has occurred and is continuing, scheduled payments of principal of (not to exceed $2,000,000 during each fiscal year of the Company) and interest on, and expenses and indemnities incurred in connection with, Additional Subordinated Indebtedness.

                  9.18 Lines of Businesses. Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any business activity other than the records management business or activities related thereto.

                  9.19 Capital Expenditures. The Company will not permit the aggregate amount of Capital Expenditures made in any fiscal year of the Company to exceed $40,000,000. If the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted to be made in such fiscal year, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding fiscal year.

                  9.20 Modification of Other Agreements. The Company will not request or consent to any modification, supplement or waiver of any of the provisions of any instrument or document evidencing or governing Subordinated Indebtedness except on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

                  9.21 Interest Rate Protection. The Company shall at all times maintain a program reasonably acceptable to the Administrative Agent providing for the hedging or mitigation of interest rate risk.

                  9.22  Certain Obligations Respecting Subsidiaries.

                  (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Documents) all of the issued and outstanding shares of each class of Capital Stock of each of such Person's Subsidiaries (other than, in each case, Capital Stock of Excluded Subsidiaries). Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (other than an Excluded Subsidiary) owned by them, nor permit any Subsidiary of the Company (other than an Excluded Subsidiary) to issue any shares of Capital Stock of any class whatsoever to any Person (other than to the Company or to another Wholly-Owned Subsidiary or pursuant to Section 9.12 hereof). In the event that any such additional shares of Capital Stock shall be issued by any Subsidiary of the Company, the Company agrees forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates


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                                      -63-

evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents.

                  (b) The Majority Lenders shall have the right from time to time to require the Company, pursuant to a written request from the Administrative Agent, to cause such Subsidiaries of the Company as may be specified in such request to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Majority Lenders, guaranteeing payment of the Company's obligations hereunder. Any such request shall be made by the Majority Lenders in the good faith and reasonable exercise of their discretion. Within 30 days after any such request, the Company shall, and shall cause the appropriate Subsidiaries of the Company to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such guaranties and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security.

                  (c) Notwithstanding anything to the contrary in this Section 9.22, if:

                  (x) the obligations of an Excluded Subsidiary under the Subsidiary Guaranty; or

                  (y) the pledge by the Company or any of its Subsidiaries of more than 66% of the aggregate Voting Stock of an Excluded Subsidiary would, as determined in a resolution of the Board of Directors of the Company delivered to the Administrative Agent, create a tax disadvantage that is material in relation to the aggregate amount of the Investment or proposed Investment therein by the Company and its Subsidiaries, then:

                  (I) such Excluded Subsidiary shall not be required to be or become a party to the Subsidiary Guaranty or otherwise Guarantee the obligations of the Company hereunder; and

                  (II) the Company and its Subsidiaries shall not be required to pledge more than 66% of the aggregate Voting Stock of such Excluded Subsidiary to the Administrative Agent under the Security Documents.

                  (d) The Company will not permit any of its Subsidiaries (other than Excluded Subsidiaries) to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (other than the Senior Subordinated Debt Indenture) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the


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                                      -64-

declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

                  9.23 Environmental Matters. The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, remedial action, loss, damage, cost, expense, fine, penalty or sanction resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Company or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of the cases (i), (ii), (iii) and (iv), (x) which could result in liability or expenses in excess of $1,000,000 or (y) which individually or in the aggregate could have a Material Adverse Effect.

                  9.24 Residual Assurances. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Residual Assurances, except that (notwithstanding Sections 9.08 and 9.14) the Company may create a Residual Assurance with respect of the construction or acquisition of any records management facility by any Affiliate of the Company so long as (a) the maximum liability of the Company in respect of such Residual Assurance does not exceed 15% of the fair market value (as determined in good faith by the Board of Directors of the Company) of the completed records management facility, and (b) the maximum liability of the Company in respect of all Residual Assurances does not exceed $3,000,000 in the aggregate.


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                                      -65-

                  9.25 Senior Subordinated Debt. On or before December 31, 1997, the Company shall issue 1997 Senior Subordinated Debt in an aggregate principal amount not less than $150,000,000, and shall provide evidence thereof, in form and substance satisfactory to the Administrative Agent (which evidence shall include, without limitation, a certificate of a senior financial officer of the Company to the effect that the Company has received net cash proceeds, prior to the payment of any transaction expenses, from the issuance of the 1997 Senior Subordinated Debt in an aggregate amount at least equal to $150,000,000).


                  Section 10.  Defaults.

                  10.01 Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) default in the payment of any principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable hereunder when due; or

                  (b) the Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $1,000,000 (other than the Loans); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof; or

                  (c) any representation or warranty made or deemed made by the Company or any Subsidiary Guarantor in any Basic Document, or in any certificate or financial information furnished to any Lender or the Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) (i) the Company shall default in the performance of any of its obligations under Sections 9.08 through 9.24 hereof; (ii) any Subsidiary Guarantor shall default in the performance of any of its obligations under the Subsidiary Guaranty beyond any applicable grace period; (iii) the Company or any Subsidiary Guarantor shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (iii) shall continue unremedied for a period of 25 days after notice thereof to the Company by the Administrative Agent or the Majority Lenders (through the Administrative Agent); or

                  (e) the Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or


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                                      -66-

                  (f) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) a final judgment or judgments for the payment of money shall be rendered by a court or courts against the Company or any of its Subsidiaries in excess of $500,000 in the aggregate, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, or the Company or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) the Company or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000 shall be filed under Title IV of ERISA by the Company or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree


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                                      -67-



         adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Company or one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000; or

                  (j) without limiting the generality of clause (d) above, any of the insurance required to be maintained (or caused to be maintained) by the Company under Section 9.03 hereof shall be terminated and not simultaneously replaced with other insurance satisfactory to the Majority Lenders; or

                  (k)  any Change of Control shall occur; or

                  (l) (i) any Security Document or the Subsidiary Guaranty shall cease, for any reason, to be in full force and effect (other than as provided therein) or any party thereto (other than the Lenders) shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby; or

                  (m) the Company and/or any Subsidiary of the Company has incurred or incurs Environmental Liabilities (without duplication) in excess of $5,000,000 in the aggregate at any time, which Environmental Liabilities would, under GAAP, be reflected in the financial statements (or the footnotes thereto) of the Company.

THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; provided that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder and under the Notes shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                  In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company hereunder and


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under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10.01 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities.

                  Section 11.  The Administrative Agent.

                  11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any of the Subsidiary Guarantors or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic


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Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall deliver to the Lenders a copy of any written declaration made pursuant to the last paragraph of Section 10.01 hereof.

                  11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and the Subsidiary Guarantors (and their respective Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Company (in addition to the agency fees and arrangement fees heretofore agreed to between the Company and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company under said Sections
12.03 and 12.04), ratably in accordance with the principal amount of their respective Loans and Reimbursement Obligations outstanding, or if no Loans or Reimbursement Obligations are outstanding, ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs


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                                      -70-


and expenses which the Company is obligated to pay under Sections 12.03 and
12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company and the Subsidiary Guarantors of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any of the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or the other Basic Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of the Subsidiary Guarantors (or any of their affiliates) which may come into the possession of the Administrative Agent.

                  11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company. Upon any such resignation or removal, the Administrative Agent that resigned or was removed shall, to the extent that its annual agency fee was paid in advance, pay to the Company an amount equal to such fee multiplied by a fraction the numerator of which shall be the number of days remaining on the date of such resignation or removal until the next anniversary of the Amendment and Restatement Effective Date, and the denominator of which shall be 365. If no


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successor Administrative Agent shall have been so appointed by the Majority
Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent (the "Notice Date"), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  11.09 Consents under Basic Documents. Without the prior written consent of the Majority Lenders, the Administrative Agent will not consent to any modification, supplement or waiver under any of the Basic Documents or any of the other documents described in Section 9.20 hereof.

                  11.10 Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by the Security Documents, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Administrative Agent thereunder.

                  Section 12.  Miscellaneous.

                  12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Basic Documents are cumulative and not exclusive of any remedies provided by law.

                  12.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient (a) in the case of the Company or the Administrative Agent, at the "Address for Notices" specified below its name on the signature pages hereof and (b) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative


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Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to the Company and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the Security Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any other Basic Document (including, without limitation, the amendment and restatement evidenced hereby); (b) all reasonable costs and expenses of the Lenders and the Administrative Agent (including reasonable counsels' fees in connection with the enforcement of this Agreement or any other Basic Document or any bankruptcy, insolvency or other proceedings); (c) all mortgage, intangible, transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Basic Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein.

                  12.04 Indemnification. The Company shall indemnify the Administrative Agent, the Lenders and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, relate to or result from any (i) Loan by any Lender hereunder or (ii) breach by the Company of this Agreement or any other Basic Document or (iii) any Environmental Liabilities (whether known or unknown) or
(iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Administrative Agent and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  12.05 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific


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                                      -73-


instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase any Commitment of any of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder pursuant to Sections 2.03, 2.08, 4.01 or 4.02 hereof; (iv) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans or Letter of Credit Liabilities, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement;
(v) change any provision contained in Sections 2.07, 6, 7.01, 12.03 or 12.04 hereof or this Section 12.05 or Section 12.08 hereof; (vi) change any provision of Section 3.02(b) hereof; (vii) release all or substantially all of the security for the obligations of the Company under this Agreement or any Note; or
(viii) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty. Notwithstanding anything in this
Section 12.05 to the contrary, no amendment, waiver or consent shall be made with respect to Section 11 without the consent of the Administrative Agent.

                  12.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Company may not assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders. Each Lender may assign all or a portion of its rights and obligations under this Agreement and the Notes (i) to any affiliate thereof,
(ii) to any other Lender or (iii) with the consent of the Administrative Agent, of the Issuing Bank and of the Company, which consents shall not be unreasonably withheld, to any other bank or financial institution (provided that any such partial assignment shall not, unless the Company and the Administrative Agent otherwise agree, be less than $5,000,000). Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and such assignee and delivery to the Administrative Agent and the Company of an executed copy of such instrument together with payment by such assignee to the Administrative Agent of a processing fee of $2,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein), released from its obligations under this Agreement. Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof), or in the case of a Loan, such Lender's Note (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii), (iii) or (vi) of Section 12.05 hereof). The Company agrees that each participant shall be entitled to the


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                                      -74-


benefits of Sections 5.07 and 6 with respect to its participation; provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them from such Lender.

                  In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Administrative Agent, the Issuing Bank or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferrable as provided therein. No such assignment pursuant to the preceding sentence shall release the assigning Lender from its obligations hereunder.

                  12.07 Confidentiality. Each Lender agrees to exercise all reasonable efforts to keep any information delivered or made available by the Company to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, the Company, any Subsidiary Guarantor or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and
(viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07.

                  12.08 Survival. The obligations of the Company under Sections 6.01, 6.05, 6.06, 6.08, 12.03 and 12.04 hereof and the obligations of the Lenders under Section 11.05 shall survive the repayment of the Loans and the termination of the Commitments.


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
                                      -75-


                  12.09 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.10 Counterparts; Integration. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

                  12.11 Additional Lenders. The Company, each of the Lenders and the Administrative Agent may at any time agree to add one or more lenders to this Agreement pursuant to an instrument in writing specifying such new lender's Commitments (and the reduction in Commitments of the existing Lenders as a result thereof in such manner as the Company, each of the Lenders and the Administrative Agent agree) and under which such new lender would agree to be bound by the provisions of this Agreement. Upon the execution of such instrument (and the satisfaction of such conditions and other terms as shall therein be specified) such additional lender or lenders shall be deemed a "Lender" or "Lenders" for the purposes of this Agreement and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement and the Lenders whose Commitments are then being reduced shall be released from their Commitments to the extent of such reduction.

                  12.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                                Credit Agreement
                                ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               IRON MOUNTAIN INCORPORATED



                               By /s/
                                 -------------------------------
                                 Title:

                               Address for Notices:

                               745 Atlantic Avenue
                               Boston, Massachusetts 02111

                               Attention:        John F. Kenny, Jr.
                                                 Executive Vice President
                                                 and Chief Financial Officer

                               Fax No.:          (617) 357-4604

                               Copy to:

                               Sullivan & Worcester LLP
                               One Post Office Square
                               Boston, Massachusetts 02109
                               Attention:  Harry E. Ekblom, Jr.

                               Fax No.: (617) 338-2880



                                Credit Agreement
                                ----------------

                                            LENDERS
                                            -------

Commitment
----------

$28,000,000                                 THE CHASE MANHATTAN BANK



                                            By /s/
                                              ----------------------------
                                              Title:


$24,500,000                                 BANKBOSTON, N.A.



                                            By /s/
                                              ----------------------------
                                              Title:


$24,500,000                                 THE BANK OF NEW YORK



                                            By /s/
                                              ----------------------------
                                              Title:


$24,500,000                                 CIBC INC.



                                            By /s/
                                              ----------------------------
                                              Title:


$24,500,000                                 FLEET NATIONAL BANK



                                            By /s/
                                              ----------------------------
                                              Title:



                                Credit Agreement
                                ----------------

$23,000,000                                 CREDIT LYONNAIS NEW YORK BRANCH



                                            By /s/
                                              ----------------------------
                                              Title:


$23,000,000                                 THE SUMITOMO BANK, LIMITED



                                            By /s/
                                              ----------------------------
                                              Title:



                                            By /s/
                                              ----------------------------
                                              Title:


$23,000,000                                 UNION BANK OF CALIFORNIA, N.A.



                                            By /s/
                                              ----------------------------
                                              Title:


$15,000,000                                 THE BANK OF NOVA SCOTIA



                                            By /s/
                                              ----------------------------
                                              Title:


                                Credit Agreement
                                ----------------

$15,000,000                                 HELLER FINANCIAL, INC.



                                            By /s/
                                              ----------------------------
                                              Title:


$15,000,000                                 NATIONAL CITY BANK



                                            By /s/
                                              ----------------------------
                                              Title:


$10,000,000                                 GIROCREDIT BANK AG DER SPARKASSEN,
                                              GRAND CAYMAN ISLAND BRANCH



                                            By /s/
                                              ----------------------------
                                              Title:



                                            By /s/
                                              ----------------------------
                                              Title:



                                Credit Agreement
                                ----------------

                                            NON-COMMITTING LENDER
                                            ---------------------

                                            BANK OF IRELAND GRAND CAYMAN



                                            By /s/
                                              ----------------------------
                                              Title:




                                Credit Agreement
                                ----------------

                                            ADMINISTRATIVE AGENT
                                            --------------------

                                            THE CHASE MANHATTAN BANK,
                                              as Administrative Agent



                                            By /s/
                                              -------------------------
                                              Title:


                                            Address for Notices:

                                            The Chase Manhattan Bank
                                            One Chase Manhattan Plaza
                                            8th Floor
                                            New York, New York  10081
                                            Attention:  Nathaniel Ivspivey

                                            Telecopier No.:  (212) 552-7920

                                            Telephone No.:   (212) 552-5662



                                Credit Agreement
                                ----------------

                                   SCHEDULE I

                       Commitments; Non-Committing Lenders
                       -----------------------------------

A.  Commitments

Lender                                      Commitment under     Amount of Increase     Commitment under
------                                      Credit Agreement         or Decrease         this Agreement
                                            ----------------         -----------         --------------

THE CHASE MANHATTAN BANK                    $18,000,000.00        $+10,000,000.00        $28,000,000

THE BANK OF NEW YORK                        $16,500,000.00         + 8,000,000.00         24,500,000

CIBC INC.                                   $16,500,000.00         + 8,000,000.00         24,500,000

BANKBOSTON, N.A.                            $16,500,000.00         + 8,000,000.00         24,500,000

FLEET NATIONAL BANK                         $16,500,000.00         + 8,000,000.00         24,500,000

THE BANK OF NOVA SCOTIA                     $12,000,000.00         + 3,000,000.00         15,000,000

NATIONAL CITY BANK                          $12,000,000.00         + 3,000,000.00         15,000,000

THE SUMITOMO BANK, LIMITED                  $12,000,000.00         +11,000,000.00         23,000,000

UNION BANK OF CALIFORNIA, N.A.              $12,000,000.00         +11,000,000.00         23,000,000

GIROCREDIT BANK AG DER SPARKASSEN,          $ 9,000,000.00         + 1,000,000.00         10,000,000
  GRAND CAYMAN ISLAND BRANCH

HELLER FINANCIAL, INC.                          -0-                +15,000,000.00         15,000,000

CREDIT LYONNAIS NEW YORK BRANCH                 -0-                +23,000,000.00         23,000,000


B.       Non-Committing Lender

BANK OF IRELAND GRAND CAYMAN                $ 9,000,000.00         - 9,000,000.00             -0-



                                Credit Agreement
                                ----------------

                                                                    EXHIBIT A


                                 [Form of Note]

                                 PROMISSORY NOTE


$_______________                                           September 26, 1997
                                                           New York, New York

                  FOR VALUE RECEIVED, IRON MOUNTAIN INCORPORATED, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

                  This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of September 30, 1996 (as amended and restated as of September 26, 1997 and as the same may be further modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank, as Administrative Agent, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.


                                      Note
                                      ----

                  Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                           IRON MOUNTAIN INCORPORATED


                           By_________________________
                             Title:



                                      Note
                                      ----

                                SCHEDULE OF LOANS

                  This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                    Amount
  Date        Prin-                                  Paid,
  Made,       cipal                    Duration     Prepaid,   Unpaid
Continued    Amount    Type               of       Continued   Prin-
   or          of      of     Interest Interest        or      cipal   Notation
Converted     Loan     Loan     Rate    Period     Converted   Amount   Made by
---------    ------    ----   -------- --------    ---------   ------   -------








                                      Note
                                      ----

                                                                      EXHIBIT B



                    AMENDED AND RESTATED SUBSIDIARY GUARANTY

                  AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of September 30, 1996, amended and restated as of September 26, 1997, between each of the corporations identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (each individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  Iron Mountain Incorporated, a Delaware corporation (the "Company"), certain lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of September 30, 1996 (the "Existing Credit Agreement"), amended and restated as of September 26, 1997 (as so amended and restated and as further modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $250,000,000. In addition, the Company and one or more of the Subsidiary Guarantors may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Interest Rate Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as "Interest Rate Obligations").

                  Certain Subsidiary Guarantors and the Administrative Agent are party to a Subsidiary Guaranty dated as of September 30, 1996 (as amended to but excluding the date hereof, the "Existing Subsidiary Guaranty") relating to the Existing Credit Agreement.

                  In connection with the amendment and restatement of the Existing Credit Agreement, the Subsidiary Guarantors and the Administrative Agent wish to amend and restate the Existing Subsidiary Guaranty as set forth herein. To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Interest Rate Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree that effective on the date hereof, the Existing Subsidiary Guaranty is amended and restated in its entirety as set forth below:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein, "Loan Documents" shall mean the Credit Agreement, the Notes, the Letter of Credit Documents and the Security Documents.


                              Subsidiary Guaranty
                              -------------------

                  Section 2.  The Guarantee.

                  2.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns (and each Subsidiary Guarantor that was a party to the Existing Subsidiary Guarantee, as in effect before giving effect to the amendment and restatement thereof effected hereby, hereby jointly and severally confirms to each Lender and the Administrative Agent and their respective successors and assigns its guarantee of) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under the Loan Documents (including, without limitation, all Reimbursement Obligations) and all Interest Rate Obligations owing by the Obligors to the Lenders and their affiliates, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company (or, in the case of Interest Rate Obligations, any Subsidiary Guarantor) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 2.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;


                              Subsidiary Guaranty
                              -------------------

                  (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  2.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Lenders under the Credit Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.


                              Subsidiary Guaranty
                              -------------------

                  2.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 2.01.

                  2.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  2.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the next sentence), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Subsidiary Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 2.08, (i) "Excess Funding Subsidiary Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding


                              Subsidiary Guaranty
                              -------------------

Subsidiary Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of all of the Subsidiary Guarantors, determined
(A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  2.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 2.01 hereof would otherwise, taking into account the provisions of
Section 2.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 3.  Miscellaneous.

                  3.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  3.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Subsidiary Guarantors) at the "Address for Notices" specified on the signature pages hereof and (in the


                              Subsidiary Guaranty
                              -------------------
case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  3.03 Expenses. The Subsidiary Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 3.03.

                  3.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Guaranteed Obligations and each Subsidiary Guarantor.

                  3.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that no Subsidiary Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                  3.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  3.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  3.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each


                              Subsidiary Guaranty
                              -------------------

Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  3.09 Waiver of Jury Trial. EACH OF THE SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  3.10 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  3.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.



                              Subsidiary Guaranty
                              -------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subsidiary Guaranty Agreement to be duly executed and delivered as of the day and year first above written.

                           SUBSIDIARY GUARANTORS

                           IRON MOUNTAIN RECORDS
                           MANAGEMENT, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN/SAFESITE, INC.


                           By ________________________
                              Title:


                           DATA SECURITIES INTERNATIONAL, INC.


                           By ________________________
                              Title:


                           IM-3 ACQUISITION CORP.


                           By ________________________
                              Title:


                           CRITERION PROPERTY, INC.


                           By ________________________
                              Title:



                              Subsidiary Guaranty
                              -------------------

                           CRITERION ATLANTIC PROPERTY, INC.


                           By ________________________
                              Title:


                           CRITICAL FILES SECURITY, INC.


                           By ________________________
                              Title:


                           HOLLYWOOD PROPERTY, INC.


                           By ________________________
                              Title:


                           IM SAN DIEGO, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN CONSULTING SERVICES,
                           INC.


                           By ________________________
                              Title:



                              Subsidiary Guaranty
                              -------------------

                           IRON MOUNTAIN DATA PROTECTION
                           SERVICES,INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF OHIO,INC.


                           By ________________________
                              Title:


                           METRO BUSINESS ARCHIVES, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN WILMINGTON, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF MARYLAND, INC.

                           By ________________________
                              Title:


                              Subsidiary Guaranty
                              -------------------

                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF FLORIDA, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF MINNESOTA, INC.


                           By ________________________
                              Title:

                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF MISSOURI LLC


                           By ________________________
                              Title:

                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF BOSTON, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF MICHIGAN, INC.


                           By ________________________
                              Title:




                              Subsidiary Guaranty
                              -------------------

                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF WISCONSIN, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF SAN ANTONIO, INC.


                           By ________________________
                              Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF SAN ANTONIO - FP, INC.


                           By ________________________
                              Title:


                           WILLAMETTE ARCHIVES, INC.


                           By ________________________
                              Title:


                           IM EARHART, INC.


                           By ________________________
                              Title:




                              Subsidiary Guaranty
                              -------------------

                           IM BILLERICA, INC.


                           By ________________________
                              Title:


                           IM-AEI ACQUISITION CORP.


                           By ________________________
                              Title:


                           ARCHIVES EXPRESS INCORPORATED


                           By ________________________
                              Title:


                           Address for Notices for all Subsidiary Guarantors:

                           c/o Iron Mountain Incorporated
                           745 Atlantic Avenue
                           Boston, Massachusetts 02111
                           Attention: John F. Kenny, Jr.
                            Executive Vice President
                            and Chief Financial Officer

                           Telecopy Number: (617) 350-7881

                           Copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention: Harry E. Ekblom, Jr.

                           Telecopy Number: (617) 338-2880




                              Subsidiary Guaranty
                              -------------------

                            THE ADMINISTRATIVE AGENT
                            ------------------------

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                           By ________________________
                              Title:



                              Subsidiary Guaranty
                              -------------------

                                                                    EXHIBIT C



                  AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT

                  AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT dated as of September 30, 1996, amended and restated as of September 26, 1997, between IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and THE CHASE MANHATTAN BANK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company, certain lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of September 30, 1996 (the "Existing Credit Agreement"), amended and restated as of September 26, 1997 (as so amended and restated, and as further modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $250,000,000. In addition, the Company and one or more of the Subsidiary Guarantors (as defined in the Credit Agreement) may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Interest Rate Agreements (as so defined) (such obligations being herein referred to as "Interest Rate Obligations").

                  The Company and the Administrative Agent are party to a Company Pledge Agreement dated as of September 30, 1996 (as amended to but excluding the date hereof, the "Existing Company Pledge Agreement") relating to the Existing Credit Agreement.

                  The Company and the Administrative Agent wish to amend and restate the Existing Company Pledge Agreement as provided herein. To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Interest Rate Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree that effective on the date hereof, the Existing Company Pledge Agreement is continued, amended and restated in its entirety as set forth herein:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                  "Collateral" shall have the meaning ascribed thereto in
Section 3 hereof.


                            Company Pledge Agreement
                            ------------------------

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Issuers" shall mean, collectively, the respective corporations identified on Annex 1 hereto under the caption "Issuer".

                  "Loan Documents" shall mean the Credit Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

                  "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under the Loan Documents (including, without limitation, all Reimbursement Obligations), (b) all Interest Rate Obligations owing by the Obligors to the Lenders and their respective affiliates and (c) all obligations of the Company to the Lenders and the Administrative Agent hereunder.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                  Section 2. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent that:

                  (a) The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.13 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

                  (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to
         Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.


                            Company Pledge Agreement
                            ------------------------

                  (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of Capital Stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.


                  Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in, and confirms and continues the pledge and security interest created pursuant to the Existing Company Pledge Agreement in, all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of Capital Stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificates representing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger;

                  (d) the balance from time to time in the Collateral Account;
         and

                  (e) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action,


                            Company Pledge Agreement
                            ------------------------
         claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. There is hereby established with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 3.02(c) and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Company.

                  4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid

                            Company Pledge Agreement
                            ------------------------

Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement) has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

                  4.03 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(c) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.


                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Lender and the Administrative Agent as follows:

                  5.01  Delivery and Other Perfection.  The Company shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of
         Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the



                            Company Pledge Agreement
                            ------------------------
         name of its nominee, the Administrative Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

                  5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 9.13 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

                  5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Collateral.

                  (1) The Company will cause the Collateral to constitute at all times 100% of the total number of shares of each class of Capital Stock of each Issuer then outstanding.

                  (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers


                            Company Pledge Agreement
                            ------------------------
of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

                  5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and



                            Company Pledge Agreement
                            ------------------------

                  (c) the Administrative Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

                  The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.



                            Company Pledge Agreement
                            ------------------------

                  5.07 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.08 Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                  5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

                  Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.03 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any



                            Company Pledge Agreement
                            ------------------------
thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

                  5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

                  5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


                  Section 6.  Miscellaneous.

                  6.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right,

                            Company Pledge Agreement
                            ------------------------
power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

                  6.03 Expenses. The Company agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                  6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and the Company.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                  6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.


                            Company Pledge Agreement
                            ------------------------

                  6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  6.09 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.




                            Company Pledge Agreement
                            ------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Company Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                          IRON MOUNTAIN INCORPORATED



                          By _________________________
                            Title:



                          THE CHASE MANHATTAN BANK,
                          as Administrative Agent



                          By _________________________
                            Title:








                            Company Pledge Agreement
                            ------------------------

                                                                         ANNEX 1


                                  PLEDGED STOCK
                                  -------------

                           [See Section 2(b) and (c)]


                      Certificate    Registered
Issuer                    Nos.          Owner           Number of Shares
------                    ----          -----           ----------------

Iron Mountain              4         the Company        10,000 shares of
  Records                                               common stock,
  Management,                                           par value
  Inc.                                                  $.01 per share

Iron Mountain              2         the Company        12,500 shares of
  Records                                               preferred stock,
  Management,                                           par value
  Inc.                                                  $.01 per share

Iron Mountain/             2         the Company        100 shares of
  Safesite, Inc.                                        common stock,
                                                        par value $.01
                                                        per share

Data Securities            2         the Company        100 shares of common
  International, Inc.                                   stock, par value
                                                        $.01 per share

IM-3 Acquisition           1         the Company        100 shares of common
  Corp.                                                 stock, par value
                                                        $.01 per share





                      Annex 1 to Company Pledge Agreement
                      -----------------------------------

                                                                      EXHIBIT D



                AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

                  AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT dated as of September 30, 1996, amended and restated as of September 26, 1997, between each of the corporations identified under the caption "PLEDGORS" on the signature pages hereto (each individually, a "Pledgor" and, collectively, the "Pledgors"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  Iron Mountain Incorporated, a Delaware corporation (the "Company"), certain lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of September 30, 1996 (the "Existing Credit Agreement"), amended and restated as of September 26, 1997 (as so amended and restated, and as further modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $250,000,000. In addition, the Company and one or more of the Subsidiary Guarantors (as defined in the Credit Agreement) may from time to time be obligated to one or more of the Lenders and/or any of their affiliates under one or more Interest Rate Agreements (as so defined) (such obligations being herein referred to as the "Interest Rate Obligations").

                  The Pledgors and the Administrative Agent are party to a Subsidiary Pledge Agreement dated as of September 30, 1996 (as amended to but excluding the date hereof, the "Existing Subsidiary Pledge Agreement") relating to the Existing Credit Agreement.

                  The Pledgors and the Administrative Agent wish to amend and restate the Existing Subsidiary Pledge Agreement as provided herein. To induce the Lenders to enter into the Credit Agreement, to extend credit thereunder and to enter into one or more Interest Rate Agreements as aforesaid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree that effective on the date hereof, the Existing Subsidiary Pledge Agreement is continued, amended and restated in its entirety as set forth herein:


                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:


                          Subsidiary Pledge Agreement
                          ---------------------------

                  "Collateral" shall have the meaning ascribed thereto in
         Section 3 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Issuers" shall mean, collectively, the respective corporations identified beneath the names of the Pledgors on Annex 1 hereto under the caption "Issuer".

                  "Loan Documents" shall mean the Credit Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

                  "Missouri LLC" shall mean Iron Mountain Records Management Company of Missouri LLC and its successors.

                  "Missouri LLC Agreement" shall mean the Limited Liability Company Agreement of Iron Mountain Records Management Company of Missouri LLC dated as of April 24, 1996 adopted and agreed to by Iron Mountain Records Management, Inc. and Iron Mountain Records Management of Maryland, Inc., as amended by Section 6.01 hereof and as the same shall, without prejudice to Section 6.02 hereof, be further amended, modified and supplemented and in effect from time to time.

                  "Pledged LLC Interests" shall have the meaning ascribed thereto in Section 3(d) hereof.

                  "Pledged Stock" shall have the meaning ascribed thereto in
         Section 3(a) hereof.

                  "Secured Obligations" shall mean, collectively, (a) all obligations of the Pledgors in respect of their Guarantee under Section 2 of the Subsidiary Guaranty, (b) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under the Loan Documents including, without limitation, all Reimbursement Obligations,
         (c) all Interest Rate Obligations owing by the Obligors to the Lenders and their respective affiliates and (d) all obligations of the Pledgors to the Lenders and the Administrative Agent hereunder.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.



                          Subsidiary Pledge Agreement
                          ---------------------------

                  Section 2. Representations and Warranties. Each Pledgor represents and warrants to the Lenders and the Administrative Agent that:

                  (a) Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

                  (b) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any restriction (other than restrictions under Federal and state securities laws) that would be effective to prevent or hinder the Administrative Agent from freely transferring the Pledged Stock in accordance with the terms hereof.

                  (c) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  (d) The Pledged LLC Interests have been, and all other Pledged LLC Interests in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged LLC Interests is or will be subject to any contractual restriction, upon the transfer of such Pledged LLC Interests (except for any such restriction contained herein or in the Missouri LLC Agreement).

                  (e) The Pledged LLC Interests constitute all of the ownership interests of the Missouri LLC beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor), the Pledgors are the registered owners of all such ownership interests and the Pledgors are all of the "Members" of the Missouri LLC (as such term is defined therein).


                          Subsidiary Pledge Agreement
                          ---------------------------

                  Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in, and confirms and continues the pledge and security interest created pursuant to the Existing Subsidiary Pledge Agreement in, all of such Pledgor's right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a) the shares of Capital Stock of the Issuers represented by the certificates identified in Annex 1 hereto under the name of such Pledgor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger;

                  (d) the ownership interests of such Pledgor in the Missouri LLC, all certificates (if any) representing or evidencing such ownership interests and all right, title and interest in, to and under the Missouri LLC Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the Missouri LLC and all of its ownership interests under the Missouri LLC Agreement), and all present and future rights of such Pledgor to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under the Missouri LLC Agreement, now or hereafter owned by such Pledgor, in each case together with any certificates evidencing the same (collectively, the "Pledged LLC Interests"); and

                  (e) the balance from time to time in the Collateral Account;
         and


                          Subsidiary Pledge Agreement
                          ---------------------------

                  (f) all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. There is hereby established with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Pledgor.

                  4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Liquid Investments as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Liquid Investments shall be held in the name and be under the control of the Administrative Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall)


                          Subsidiary Pledge Agreement
                          ---------------------------
in its (or their) discretion at any time and from time to time elect to liquidate any such Liquid Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the respective Pledgor, such Liquid Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.09 of the Credit Agreement) has agreed that such Liquid Investments shall be held by such Lender as a collateral sub-agent for the Administrative Agent hereunder).

                  4.03 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to Section 3.02(c) or Section 10 thereof shall be held by the Administrative Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.


                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

                  5.01  Delivery and Other Perfection.  Each Pledgor shall:

                  (a) if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the


                          Subsidiary Pledge Agreement
                          ---------------------------

         Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder);

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

                  (d) with respect to the ownership interests in the Missouri LLC held by such Pledgor, execute and deliver written instructions to the Missouri LLC to register the Lien created hereunder in such ownership interests in the registration books maintained by the Missouri LLC for such purpose and cause such Pledgor to execute and deliver to the Administrative Agent a written confirmation to the effect that the Lien created hereunder in such ownership interests has been duly registered in such registration books; and

                  (e) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

                  5.02 Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

                  5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Collateral.

                  (1) The Pledgors will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.




                          Subsidiary Pledge Agreement
                          ---------------------------

                  (2) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(2).

                  (3) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

                  (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Pledgors.

                  5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of


                          Subsidiary Pledge Agreement
                          ---------------------------
         ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                  (b) the Administrative Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

                  (c) upon notice thereof to the Missouri LLC and the Company by the Administrative Agent, (i) the Administrative Agent may transfer the Membership Interests of each Pledgor into the name of the Administrative Agent and (ii) the Administrative Agent shall be admitted as a Member of the Missouri LLC in the place of the Pledgors; and

                  (d) the Administrative Agent may, upon ten business days' prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

                  The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit



                          Subsidiary Pledge Agreement
                          ---------------------------
purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

                  5.07 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.08 Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                  5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Administrative Agent in connection therewith;



                          Subsidiary Pledge Agreement
                          ---------------------------

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

                  Finally, to the payment to the respective Pledgor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.03 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall (i) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank, (ii) register the pledge hereunder of its ownership interests in the Missouri LLC for purposes of Article 8 of the Uniform Commercial Code and (iii) deliver to the Administrative Agent any certificates representing the Pledged LLC Interests, accompanied by undated powers duly executed in blank.




                          Subsidiary Pledge Agreement
                          ---------------------------

                  5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

                  5.13 Further Assurances. Each Pledgor agrees that, from time to time upon the written request of the Administrative Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


                  Section 6.  Missouri LLC Agreement.

                  6.01 No Amendments. No Pledgor shall amend, modify or supplement any of the provisions of the Missouri LLC Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.


                  Section 7.  Miscellaneous.

                  7.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  7.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (in the case of the Pledgors) at the "Address for Notices" specified on the signature pages hereof and (in the case of the Administrative Agent) at the address specified in Section 12.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  7.03 Expenses. The Pledgors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders



                          Subsidiary Pledge Agreement
                          ---------------------------
and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform,
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                  7.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Administrative Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Pledgor.

                  7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

                  7.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this



                          Subsidiary Pledge Agreement
                          ---------------------------

Agreement or the transactions contemplated hereby. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  7.09 Waiver of Jury Trial. EACH OF THE PLEDGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  7.10 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  7.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.






                          Subsidiary Pledge Agreement
                          ---------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                           PLEDGORS

                           IRON MOUNTAIN RECORDS
                           MANAGEMENT, INC.


                           By ________________________
                             Title:


                           IRON MOUNTAIN RECORDS MANAGEMENT
                           OF MARYLAND, INC.


                           By ________________________
                             Title:


                           IM - AEI ACQUISITION CORP.


                           By ________________________
                             Title:

                           Address for Notices for all
                            Pledgors:

                           c/o Iron Mountain Incorporated
                           745 Atlantic Avenue
                           Boston, Massachusetts 02111
                           Attention: John F. Kenny, Jr.
                            Executive Vice President
                            and Chief Financial Officer

                           Telecopy Number: (617) 350-7881


                           Copy to:




                          Subsidiary Pledge Agreement
                          ---------------------------

                            Sullivan & Worcester LLP
                            One Post Office Square
                            Boston, Massachusetts 02109
                            Attention: Harry E. Ekblom, Jr.

                            Telecopy Number: (617) 338-2880



                            THE ADMINISTRATIVE AGENT
                            ------------------------

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                            By ________________________
                              Title:









                          Subsidiary Pledge Agreement
                          ---------------------------

                                                                       ANNEX 1

                                  PLEDGED STOCK
                                  -------------

                           [See Section 2(b) and (c)]


Pledgor: IRON MOUNTAIN RECORDS MANAGEMENT, INC. ("IMRM")
         -----------------------------------------------

                    Certificate     Registered
Issuer                  Nos.          Owner              Number of Shares
------                  ----          -----              ----------------

CRITERION                1             IMRM              1,000 shares of
  PROPERTY,                                              common stock,
  INC.                                                   par value
                                                         $.01 per share

CRITERION                1             IMRM              100 shares of
  ATLANTIC                                               common stock,
  PROPERTY,                                              par value
  INC.                                                   $.01 per share

HOLLYWOOD                2             IMRM              380 shares of
  PROPERTY,                                              common stock,
  INC.                                                   par value
                                                         $.01 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  DATA PROTECTION                                        common stock,
  SERVICES, INC.                                         par value
                                                         $1.00 per share

IRON MOUNTAIN            2             IMRM              100 shares of
  CONSULTING                                             common stock,
  SERVICES, INC.                                         par value
                                                         $1.00 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF OHIO, INC.                                     par value
                                                         $.01 per share



                     Annex 1 to Subsidiary Pledge Agreement
                     --------------------------------------

IRON MOUNTAIN            1             IMRM              50 shares of
  RECORDS MANAGE-                                        beneficial interest
  MENT OF MISSOURI
  LLC

METRO BUSINESS           3             IMRM              100 shares of
  ARCHIVES, INC.                                         common stock,
                                                         no par value
                                                         per share

IM SAN DIEGO, INC.       1             IMRM              100 shares of
                                                         common stock, par value
                                                         $1.00 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF MARYLAND,                                      par value
  INC.                                                   $.01 per share

IRON MOUNTAIN            2             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF FLORIDA,                                       par value
  INC.                                                   $.01 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF BOSTON,                                        par value
  INC.                                                   $.01 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  WILMINGTON,                                            common stock,
  INC.                                                   par value
                                                         $.01 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF MINNESOTA,                                     par value
  INC.                                                   $.01 per share





                     Annex 1 to Subsidiary Pledge Agreement
                     --------------------------------------

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF MICHIGAN,                                      par value
  INC.                                                   $1.00 per share

IRON MOUNTAIN            2             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF WISCONSIN,                                     par value
  INC.                                                   $1.00 per share

WILLAMETTE               5             IMRM              100 shares of
  ARCHIVES, INC.                                         common stock,
                                                         no par value
                                                         per share

IM EARHART, INC.         1             IMRM              100 shares of
                                                         common stock,
                                                         par value
                                                         $1.00 per share

IM BILLERICA, INC.       1             IMRM              100 shares of
                                                         common stock,
                                                         par value
                                                         $1.00 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MENT OF SAN ANTONIO,                                   par value
  INC.                                                   $1.00 per share

IRON MOUNTAIN            1             IMRM              100 shares of
  RECORDS MANAGE-                                        common stock,
  MET OF SAN ANTONIO-FP,                                 par value
  INC.                                                   $1.00 per share

IM-AEI ACQUISITION       2             IMRM              100 shares of
  CORP.                                                  common stock,
                                                         par value
                                                         $1.00 per share




                     Annex 1 to Subsidiary Pledge Agreement
                     --------------------------------------

CRITICAL FILES           5             IMRM              6000 shares of
  SECURITY, INC.                                         common stock,
                                                         par value
                                                         $.10 per share




Pledgor: IRON MOUNTAIN RECORDS MANAGEMENT
         OF MARYLAND INC. ("IMRM-MD")
         ----------------------------


                       Certificate    Registered
Issuer                    Nos.          Owner            Number of Shares
------                    ----          -----            ----------------

IRON MOUNTAIN              2           IMRM-MD           50 shares of
  RECORDS MANAGE-                                        beneficial interest
  MENT OF MISSOURI
  LLC



Pledgor: IM-AEI ACQUISITION CORP. ("IM-AEI")
         -----------------------------------

                   Certificate    Registered
Issuer                Nos.          Owner            Number of Shares
------                ----          -----            ----------------

ARCHIVES EXPRESS       3            IM-AEI           5000 shares of
  INCORPORATED                                       common stock,
                                                     no par value
                                                     per share





                     Annex 1 to Subsidiary Pledge Agreement
                     --------------------------------------

                                                                    EXHIBIT E


                  [Form of Opinion of Counsel to the Obligors]



                                      [Amendment and Restatement Effective Date]



To the Lenders party to the
  Credit Agreement referred to
  below

The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

                  We have acted as counsel to Iron Mountain Incorporated (the "Company"), and its subsidiaries and affiliates, in connection with (i) the Second Amended and Restated Credit Agreement dated as of September 30, 1996, amended and restated as of September 26, 1997 (the "Credit Agreement"), between the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $250,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 7.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                  (a)      the Credit Agreement;

                  (b)      the Notes;

                  (c)      the Subsidiary Guaranty;



                      Opinion of Counsel to the Obligators
                      ------------------------------------

                  (d)      the Company Pledge Agreement;

                  (e) the Subsidiary Pledge Agreement (the Subsidiary Pledge Agreement, together with the Company Pledge Agreement, the "Collateral Documents"); and

                  (f) such records of the Obligors and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (f) above) are collectively referred to as the "Credit Documents".

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Obligors.

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Obligors):

               (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

              (ii) all signatories to such documents have been duly authorized; and

             (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company is a




                      Opinion of Counsel to the Obligators
                      ------------------------------------
         corporation duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in
         Schedule III to the Credit Agreement.

                  2. Each Obligor has all requisite corporate power to execute and deliver, and to perform its obligations and to incur liabilities under, the Credit Documents to which it is a party.

                  3. The execution, delivery and performance by each Obligor of, and the incurrence by each Obligor of liabilities under, each Credit Document to which such Obligor is a party have been duly authorized by all necessary corporate action on the part of such Obligor.

                  4. Each Credit Document has been duly executed and delivered by each Obligor party thereto.

                  5. Each Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against each Obligor party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of any Obligor for the execution, delivery or performance by any Obligor of, or for the incurrence by any Obligor of any liabilities under, any of the Credit Documents to which such Obligor is a party.

                  7. The execution, delivery and performance by each Obligor of, and the consummation by each Obligor of the transactions contemplated by, the Credit Documents to which such Obligor is a party do not and will not (a) violate any provision of the charter or by-laws of any Obligor, (b) violate any provision of the Delaware General Corporation Law, (c) violate any applicable law, rule or regulation of the United States of America or the State of New York, (d) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to any of the Obligors and their respective Subsidiaries of which we




                      Opinion of Counsel to the Obligators
                      ------------------------------------
         have knowledge (after due inquiry) or (e) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which any of the Obligors and their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Agreement) result in the creation or imposition of any Lien upon any Property of any Obligor pursuant to the terms of any such agreement or instrument.

                  8. We have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Obligors or any of their respective Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

                  9. The issued and outstanding shares of Capital Stock of each Issuer (as defined in each Collateral Document) consists of the type and number of shares described in Annex 1 to such Collateral Document. All of said shares have been duly and validly issued and are fully paid and nonassessable. The ownership interests of Iron Mountain Records Management of Missouri LLC consists of ___________. All of said ownership interests have been duly and validly issued and are fully paid and nonassessable.

                  10. Each Collateral Document is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Company and the Pledgors (as defined in the Subsidiary Pledge Agreement) in, to and under the Collateral as collateral security for the payment when due of the Secured Obligations, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Section 9-306 of the UCC, (b) such security interest in any portion of the Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by
         Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any portion of the Collateral constituting an Investment Security requires the transfer thereof to the Administrative Agent pursuant to Section 8-313(1) of the UCC, which transfer (i) in the case of a Certificated Security may be effected in the manner contemplated by paragraph 11(b) below and (ii) in the case of an Uncertificated Security may be effected in the manner contemplated by paragraph 11(c) below.






                      Opinion of Counsel to the Obligators
                      ------------------------------------

                  11. The security interest referred to in paragraph 10 above in the types of Collateral described below will be perfected as described below:

                           (a) such security interest in that portion of the
                  Collateral consisting of General Intangibles will, upon the creation of such security interest, be perfected by filing the Financing Statements in the filing offices listed in Annex 2 hereto for the jurisdictions listed in said Annex 2; provided that, if an Obligor moves its chief executive office to another jurisdiction, the effectiveness of the Financing Statements naming such Obligor as debtor will cease on the expiration of four months after such change or, if earlier, when perfection would have otherwise ceased, unless such security interest becomes perfected under the law of such other jurisdiction prior to such expiration;

                           (b) such security interest in that portion of the
                  Collateral consisting of an Instrument, negotiable Document or a Certificated Security will, upon the creation of such security interest (in the case of an Instrument or negotiable Document), be perfected, and (in the case of a Certificated Security) be created and perfected, by the Administrative Agent taking possession in the State of New York of such Instrument, Certificated Security or negotiable Document, and such perfected security interest will remain perfected thereafter so long as such Instrument, Certificated Security or negotiable Document is retained by the Administrative Agent in its possession in the State of New York;

                           (c) such security interest in that portion of the
                  Collateral consisting of an Uncertificated Security will be created and perfected when such security interest is registered to the Administrative Agent, and such perfected security interest will remain perfected thereafter so long as such Uncertificated Security is registered to the Administrative Agent;

                           (d) to the extent not expressly covered by the
                  foregoing subparagraphs of this paragraph 11, such security interest in that portion of the Collateral consisting of Proceeds may be perfected as and to the extent provided in
                  Section 9-306 of the UCC; and

                           (e) anything in this paragraph 11 to the contrary
                  notwithstanding, compliance with a statute or treaty described in Section 9-302(3) of the UCC is required in order to perfect such security interest in any portion of the Collateral that is subject to any such statute or treaty.






                      Opinion of Counsel to the Obligators
                      ------------------------------------

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Sections 12.04 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) Clause (iii) of the second sentence of Section 2.02 of the Subsidiary Guaranty may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Subsidiary Guaranty) are materially modified.

                  (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 5.07(a) of the Credit Agreement, (iii) Section 2.06 of the Subsidiary Guaranty and (iv) the second sentence of Section 12.12 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents.

                  (E) We express no opinion as to the applicability to the obligations of the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

                  (F) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under each Collateral Document may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in such Collateral Document, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the




                      Opinion of Counsel to the Obligators
                      ------------------------------------
         substantive benefits purported to be provided to the Administrative Agent and the Lenders by such Collateral Document.

                  (G) With respect to our opinion in paragraphs 9, 10 or 11 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral to the extent that, pursuant to Section 9-104 of the UCC, Article 9 of the UCC does not apply thereto.

                  (H) With respect to our opinion in paragraph 11(a) above, we have assumed that the Financing Statements will be filed in the appropriate filing offices for the jurisdictions listed on Annex 2 hereto no later than 10 days after the initial extension of credit under the Credit Agreement. We also wish to point out that the acquisition by any Obligor after the initial Loan under the Credit Agreement of any interest in any Property that becomes subject to the Lien of the Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

                  (I) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under any of the Collateral.

                  (J) Except as expressly provided in paragraphs 9 through 11 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral.

                  (K) The effectiveness of the Financing Statements will lapse on the expiration of a five year period from their date of filing, or (if later) five years from the last date as to which such Financing Statements were effective following the proper filing of continuation statements with respect thereto, unless continuation statements are filed within six months prior to the expiration of the applicable five year period, and, if any Obligor so changes its name, identity or corporate structure that the Financing Statements naming such Obligor as debtor become seriously misleading, the Financing Statements naming such Obligor as debtor will be ineffective to perfect a security interest in Collateral acquired by such Obligor more than four months after such change.

                  (L) Our opinion in paragraph 11 above, and our observations in paragraph (K) above, insofar as it relates to the perfection and the effect of perfection and non-perfection of security interests under the law of States listed in Annex 2 hereto (other than the State of New
         York), are based solely upon a review of the relevant statutory text of Articles 3, 8 and 9 of the UCC as set forth in the CCH Secured




                      Opinion of Counsel to the Obligators
                      ------------------------------------

         Transactions Guide for such States as on file in our offices on September 30, 1996, in each case without regard to the decisional law of such States.

                  At the request of our clients, this opinion letter is, pursuant to Section 7.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,










                      Opinion of Counsel to the Obligators
                      ------------------------------------

                                                                       Annex 1


                                  DEFINED TERMS


                  "Account" means an "account" within the meaning of Section 9-106 of the UCC.

                  "Certificated Security" means a "certificated security" within the meaning of Section 8-102(1)(a) of the UCC.

                  "Collateral" means the "Collateral" under and as defined in the Collateral Documents.

                  "Document" means a "document" within the meaning of Section 9-105(1)(f) of the UCC.

                  "General Intangibles" means "general intangibles" within the meaning of Section 9-106 of the UCC.

                  "Instrument" means an "instrument" within the meaning of
Section 9-105(1)(i) of the UCC, other than a Certificated Security.

                  "Issuer" means an "Issuer" under and as defined in the Collateral Documents.

                  "Investment Security" means a "security" as such term is defined in Section 8-102(1)(c) of the UCC.

                  "Proceeds" means "proceeds" within the meaning of Section 9-306(1) of the UCC.

                  "Secured Obligations" means the "Secured Obligations" under and as defined in the Collateral Documents.

                  "Uncertificated Security" means an "uncertificated security" within the meaning of Section 8-102(1)(b) of the UCC.









                      Opinion of Counsel to the Obligators
                      ------------------------------------

                                                               Annex 2


                             LIST OF FILING OFFICES











                      Opinion of Counsel to the Obligators
                      ------------------------------------

                                                                     EXHIBIT F


               [Form of Opinion of Special New York Counsel to the
                              Administrative Agent]




                                      [Amendment and Restatement Effective Date]


To the Lenders party to the
  Credit Agreement referred to
  below

The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

                  We have acted as special New York counsel to the Administrative Agent in connection with (i) the Second Amended and Restated Credit Agreement dated as of September 30, 1996, amended and restated as of September 26, 1997 (the "Credit Agreement"), between Iron Mountain Incorporated (the "Company"), the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $250,000,000 at any one time outstanding and (ii) the various other agreements and other documents referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 7.01(d) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following (collectively, the "Credit Documents"):

                  (a)      the Credit Agreement;

                  (b)      the Notes;



                   Opinion of Special New York Counsel to the
                              Administrative Agent
                              --------------------

                  (c)      the Subsidiary Guaranty;

                  (d)      the Company Pledge Agreement; and

                  (e) the Subsidiary Pledge Agreement (the Subsidiary Pledge Agreement, together with the Company Pledge Agreement, the "Collateral Documents").

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

               (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

              (ii) all signatories to such documents have been duly authorized; and

             (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  2. Each Collateral Document is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a


                   Opinion of Special New York Counsel to the
                              Administrative Agent
                              --------------------
         valid security interest under the UCC in all of the right, title and interest of the Company and the Pledgors in, to and under the Collateral as collateral security for the payment when due of the Secured Obligations, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Section 9-306 of the UCC, (b) such security interest in any portion of the Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any portion of the Collateral constituting an Investment Security requires the transfer thereof to the Administrative Agent pursuant to Section 8-313(1) of the UCC.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Sections 12.04 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) Clause (iii) of the second sentence of Section 2.02 of the Subsidiary Guaranty may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

                  (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 5.07(a) of the Credit Agreement, (iii) Section 2.06 of the Subsidiary Guaranty and (iv) the second sentence of Section 12.12 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents.





                   Opinion of Special New York Counsel to the
                              Administrative Agent
                              --------------------

                  (E) We express no opinion as to the applicability to the obligations of the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

                  (F) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under each Collateral Document may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in such Collateral Document, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by such Collateral Document.

                  (G) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under any of the Collateral.

                  (H) Except as expressly provided in paragraph 2 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our client, this opinion letter is, pursuant to Section 7.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

WFC/WJM





                   Opinion of Special New York Counsel to the
                              Administrative Agent
                              --------------------

                                                                        Annex 1


                                  DEFINED TERMS


                  "Collateral" means the "Collateral" under and as defined in the Collateral Documents.

                  "Guaranteed Obligations" has the meaning assigned to such term in the Subsidiary Guaranty.

                  "Investment Security" means a "security" as such term is defined in Section 8-102(1)(c) of the UCC.

                  "Pledgors" has the meaning assigned to such term in the Subsidiary Pledge Agreement.

                  "Proceeds" means "proceeds" within the meaning of Section 9-306(1) of the UCC.

                  "Secured Obligations" means the "Secured Obligations" under and as defined in the Collateral Documents.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.






                   Opinion of Special New York Counsel to the
                              Administrative Agent
                              --------------------